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                                                                  EXHIBIT 10.14

================================================================================

                                   $25,000,000

                                CREDIT AGREEMENT

                                      AMONG

                              FRICTION PRODUCTS CO.
                                HAWK BRAKE, INC.
                                  HELSEL, INC.
                         HUTCHINSON PRODUCTS CORPORATION
                           LOGAN METAL STAMPINGS, INC.
                           S.K. WELLMAN HOLDINGS, INC.
                               S.K. WELLMAN CORP.
                      WELLMAN FRICTION PRODUCTS U.K. CORP.

                                  AS BORROWERS

                       EACH OF THE FINANCIAL INSTITUTIONS
                          INITIALLY A SIGNATORY HERETO,
                          TOGETHER WITH THOSE ASSIGNEES
                         PURSUANT TO SECTION 11.8 HEREOF

                                   AS LENDERS

                                      WITH

                                HAWK CORPORATION
                           AS HAWK FUNDS ADMINISTRATOR

                                       AND

                           BT COMMERCIAL CORPORATION,

                                    AS AGENT

                          DATED AS OF NOVEMBER 27, 1996

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                                TABLE OF CONTENTS
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ARTICLE 1.  DEFINITIONS.........................................................................................  1
                         1.1  GENERAL DEFINITIONS...............................................................  1
                         1.2  ACCOUNTING TERMS AND DETERMINATIONS............................................... 17
                         1.3  OTHER TERMS; HEADINGS............................................................. 18

ARTICLE 2.  REVOLVING LOANS..................................................................................... 18
                         2.1  COMMITMENTS....................................................................... 18
                         2.2  BORROWING OF REVOLVING LOANS...................................................... 18
                         2.3  NOTICE OF REQUEST FOR LENDER ADVANCES............................................. 19
                         2.4  PERIODIC SETTLEMENT OF AGENT ADVANCES;
                              INTEREST AND FEES; STATEMENTS..................................................... 20
                         2.5  SHARING OF PAYMENTS............................................................... 21
                         2.6  DEFAULTING LENDERS................................................................ 21
                         2.7  ALLOCATION OF REVOLVING LOANS AND
                              EXPENSES.......................................................................... 22

ARTICLE 3.  LETTERS OF CREDIT................................................................................... 23
                         3.1  ISSUANCE OF LETTERS OF CREDIT..................................................... 23
                         3.2  TERMS OF LETTERS OF CREDIT........................................................ 24
                         3.3  NOTICE OF ISSUANCE................................................................ 24
                         3.4  LENDERS' PARTICIPATION............................................................ 24
                         3.5  PAYMENTS OF AMOUNTS DRAWN UNDER LETTERS
                              OF CREDIT......................................................................... 25
                         3.6  PAYMENT BY LENDERS................................................................ 25
                         3.7  OBLIGATIONS ABSOLUTE.............................................................. 25
                         3.8  AGENT'S EXECUTION OF APPLICATIONS AND
                              OTHER ISSUING BANK DOCUMENTATION;
                              RELIANCE ON CREDIT AGREEMENT BY ISSUING
                              BANK.............................................................................. 25

ARTICLE 4.  COMPENSATION, REPAYMENT AND REDUCTION OF COMMITMENTS................................................ 26
                         4.1  INTEREST ON REVOLVING LOANS....................................................... 26
                         4.2  UNUSED LINE FEE................................................................... 27
                         4.3  LETTER OF CREDIT FEES............................................................. 27
                         4.4  INTEREST AND LETTER OF CREDIT FEES
                              AFTER EVENT OF DEFAULT............................................................ 28
                         4.5  COLLATERAL MONITORING FEE......................................................... 28
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                         4.6  EXPENSES.......................................................................... 28
                         4.7  MANDATORY PAYMENT OF REVOLVING LOANS;
                              REDUCTIONS OF COMMITMENTS......................................................... 28
                         4.8  MAINTENANCE OF LOAN ACCOUNT; STATEMENTS
                              OF ACCOUNT........................................................................ 28
                         4.9  PAYMENT PROCEDURES................................................................ 29
                         4.10 COLLECTION OF ACCOUNTS............................................................ 29
                         4.11 DISTRIBUTION AND APPLICATION OF
                              COLLECTIONS AND OTHER AMOUNTS..................................................... 30
                         4.12 CALCULATIONS...................................................................... 30
                         4.13 SPECIAL PROVISIONS RELATING TO LIBOR
                              RATE LOANS........................................................................ 30
                         4.14 INDEMNIFICATION IN CERTAIN EVENTS................................................. 34

ARTICLE 5.  CONDITIONS PRECEDENT................................................................................ 35
                         5.1  CONDITIONS PRECEDENT TO INITIAL
                              REVOLVING LOAN AND LETTER OF CREDIT............................................... 35
                         5.2  CONDITIONS PRECEDENT TO ALL REVOLVING
                              LOANS AND LETTERS OF CREDIT....................................................... 36

ARTICLE 6.  REPRESENTATIONS AND WARRANTIES...................................................................... 37
                         6.1  ORGANIZATION AND QUALIFICATION.................................................... 37
                         6.2  AUTHORITY......................................................................... 38
                         6.3  ENFORCEABILITY.................................................................... 38
                         6.4  NO CONFLICT....................................................................... 38
                         6.5  CONSENTS AND FILINGS.............................................................. 38
                         6.6  GOVERNMENT REGULATION............................................................. 38
                         6.7  SOLVENCY.......................................................................... 39
                         6.8  RIGHTS IN COLLATERAL; PRIORITY OF LIENS........................................... 39
                         6.9  FINANCIAL DATA.................................................................... 39
                         6.10 LOCATIONS OF OFFICES, RECORDS AND
                              INVENTORY......................................................................... 39
                         6.11 SUBSIDIARIES; OWNERSHIP OF STOCK.................................................. 40
                         6.12 NO JUDGMENTS OR LITIGATION........................................................ 40
                         6.13 NO DEFAULTS....................................................................... 40
                         6.14 LABOR MATTERS..................................................................... 41
                         6.15 COMPLIANCE WITH LAW............................................................... 41
                         6.16 ERISA............................................................................. 41
                         6.17 COMPLIANCE WITH ENVIRONMENTAL LAWS................................................ 41
                         6.18 INTELLECTUAL PROPERTY............................................................. 42
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                         6.19 LICENSES AND PERMITS.............................................................. 42
                         6.20 TAXES AND TAX RETURNS............................................................. 42
                         6.21 MATERIAL CONTRACTS................................................................ 43
                         6.22 ACCURACY AND COMPLETENESS OF
                              INFORMATION....................................................................... 43
                         6.23 NO CHANGE......................................................................... 44

ARTICLE 7.  AFFIRMATIVE COVENANTS............................................................................... 44
                         7.1  FINANCIAL REPORTING............................................................... 44
                         7.2  COLLATERAL REPORTING.............................................................. 45
                         7.3  NOTIFICATION REQUIREMENTS......................................................... 46
                         7.4  CORPORATE EXISTENCE............................................................... 48
                         7.5  BOOKS AND RECORDS; INSPECTIONS.................................................... 48
                         7.6  INSURANCE......................................................................... 48
                         7.7  TAXES............................................................................. 49
                         7.8  COMPLIANCE WITH LAWS.............................................................. 49
                         7.9  USE OF PROCEEDS................................................................... 49
                         7.10 FISCAL YEAR....................................................................... 49
                         7.11 MAINTENANCE OF PROPERTY........................................................... 49
                         7.12 ERISA DOCUMENTS................................................................... 49
                         7.13 ENVIRONMENTAL AND OTHER MATTERS................................................... 50
                         7.14 FURTHER ACTIONS................................................................... 51
                         7.15 DEPOSIT OF COLLECTIONS AND OTHER
                              PROCEEDS OF COLLATERAL.............................................................51

ARTICLE 8.  NEGATIVE COVENANTS.................................................................................. 51
                         8.1  INTEREST COVERAGE................................................................. 51
                         8.2  CAPITAL EXPENDITURES.............................................................. 51
                         8.3  ADDITIONAL INDEBTEDNESS........................................................... 52
                         8.4  LIENS............................................................................. 53
                         8.5  CONTINGENT OBLIGATIONS............................................................ 54
                         8.6  SALE OF ASSETS.................................................................... 54
                         8.7  RESTRICTED PAYMENTS............................................................... 54
                         8.8  INVESTMENTS....................................................................... 55
                         8.9  AFFILIATE TRANSACTIONS............................................................ 55
                         8.10 ADDITIONAL NEGATIVE PLEDGES....................................................... 56
                         8.11 ADDITIONAL SUBSIDIARIES........................................................... 56

ARTICLE 9.  EVENTS OF DEFAULT AND REMEDIES...................................................................... 56
                         9.1  EVENTS OF DEFAULT................................................................. 56
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                         9.2  ACCELERATION, TERMINATION OF
                              COMMITMENTS AND CASH COLLATERALIZATION............................................ 57
                         9.3  RESCISSION OF ACCELERATION........................................................ 58
                         9.4  REMEDIES.......................................................................... 58
                         9.5  RIGHT OF SETOFF................................................................... 59
                         9.6  LICENSE OF USE OF SOFTWARE AND OTHER
                              INTELLECTUAL PROPERTY............................................................. 59
                         9.7  APPLICATION OF PROCEEDS; SURPLUS;
                              DEFICIENCIES...................................................................... 59

ARTICLE 10.  THE AGENT.......................................................................................... 59
                         10.1  APPOINTMENT OF AGENT............................................................. 59
                         10.2  NATURE OF DUTIES OF AGENT........................................................ 60
                         10.3  LACK OF RELIANCE ON AGENT........................................................ 60
                         10.4  CERTAIN RIGHTS OF THE AGENT...................................................... 61
                         10.5  RELIANCE BY AGENT................................................................ 61
                         10.6  INDEMNIFICATION OF AGENT......................................................... 61
                         10.7  THE AGENT IN ITS INDIVIDUAL CAPACITY............................................. 62
                         10.8  HOLDERS OF NOTES................................................................. 62
                         10.9  SUCCESSOR AGENT.................................................................. 62
                         10.10 COLLATERAL MATTERS............................................................... 63

ARTICLE 11.  MISCELLANEOUS...................................................................................... 64
                         11.1  GOVERNING LAW.................................................................... 64
                         11.2  SUBMISSION TO JURISDICTION....................................................... 65
                         11.3  SERVICE OF PROCESS............................................................... 65
                         11.4  JURY TRIAL....................................................................... 65
                         11.5  LIMITATION OF LIABILITY.......................................................... 66
                         11.6  DELAYS........................................................................... 66
                         11.7  NOTICES.......................................................................... 66
                         11.8  ASSIGNMENTS AND PARTICIPATIONS................................................... 66
                         11.9  CONFIDENTIALITY.................................................................. 68
                         11.10 INDEMNIFICATION.................................................................. 68
                         11.11 AMENDMENTS AND WAIVERS........................................................... 69
                         11.12 COUNTERPARTS AND EFFECTIVENESS................................................... 70
                         11.13 SEVERABILITY..................................................................... 70
                         11.14 MAXIMUM RATE..................................................................... 70
                         11.15 ENTIRE AGREEMENT; SUCCESSORS AND
                               ASSIGNS.......................................................................... 71
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                         11.16  JOINT AND SEVERAL LIABILITY OF
                                BORROWERS................................................................ 71

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                                     ANNEXES
                                     -------
         ANNEX I                       List of Lenders; Commitment Amounts;
                                       Applicable Lending Offices



                                    SCHEDULES
                                    ---------

         SCHEDULE A                    Closing Document List
         SCHEDULE B                    Disclosure Schedules
         SCHEDULE B, PART 6.1          States in which Qualified
         SCHEDULE B, PART 6.9          Contingent Obligations and Other
                                       Liabilities
         SCHEDULE B, PART 6.10         Chief Executive Offices; Locations
                                       of Collateral
         SCHEDULE B, PART 6.11         Subsidiaries
         SCHEDULE B, PART 6.12         Pending Judgments, Litigation and
                                       other Claims
         SCHEDULE B, PART 6.14         Labor Contracts
         SCHEDULE B, PART 6.16         Plans
         SCHEDULE B, PART 6.17         Environmental Matters
         SCHEDULE B, PART 6.20         Tax Matters; Tax Sharing Agreements
         SCHEDULE B, PART 6.21         Material Contracts
         SCHEDULE B, PART 8.3          Existing Indebtedness
         SCHEDULE B, PART 8.4          Existing Liens
         SCHEDULE B, PART 8.8          Existing Investments
         SCHEDULE B, PART 8.9          Other Affiliate Transactions

                                    EXHIBITS
                                    --------

         EXHIBIT A                     Form of Borrowing Base Certificate
         EXHIBIT B                     Form of Notice of Borrowing
         EXHIBIT C                     Form of Revolving Note
         EXHIBIT D                     Form of Notice of Continuation
         EXHIBIT E                     Form of Notice of Conversion
         EXHIBIT F                     Form of Compliance Certificate
         EXHIBIT G                     Form of Assignment and Assumption
                                       Agreement

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         THIS CREDIT AGREEMENT ("CREDIT AGREEMENT") is entered into as of
November 27, 1996, among FRICTION PRODUCTS CO., an Ohio corporation ("FRICTION PRODUCTS"), HAWK BRAKE, INC., an Ohio corporation ("HAWK BRAKE"), HELSEL, INC., a Delaware corporation ("HELSEL"), HUTCHINSON PRODUCTS CORPORATION, a Delaware corporation ("HUTCHINSON"), LOGAN METAL STAMPINGS, INC., an Ohio corporation ("LOGAN"), S.K. WELLMAN HOLDINGS, INC., a Delaware corporation ("WELLMAN HOLDINGS"), S.K. WELLMAN CORP., a Delaware corporation ("WELLMAN CORP.") and WELLMAN FRICTION PRODUCTS U.K. CORP., a Delaware corporation ("WELLMAN FRICTION") (Friction Products, Hawk Brake, Helsel, Hutchinson, Logan, Wellman Holdings, Wellman Corp. and Wellman Friction each sometimes hereinafter referred to individually as a "BORROWER" and collectively as the "BORROWERS"); each financial institution identified on ANNEX I (together with its successors and permitted assigns, hereinafter referred to individually as a "LENDER" and collectively as the "LENDERS"); HAWK CORPORATION, a Delaware corporation, formerly known as The Hawk Group of Companies, Inc. ("HAWK"), acting in its capacity as borrowing agent hereunder for the Borrowers (Hawk, in such capacity, the "HAWK FUNDS ADMINISTRATOR"); and BT COMMERCIAL CORPORATION, a Delaware corporation (in its individual capacity, hereinafter referred to as "BTCC"), acting in its capacity as agent for the Lenders (in such capacity, together with its successors in such capacity, hereinafter referred to as the "AGENT").


                             ARTICLE 1. DEFINITIONS.
                                        ------------
         1.1             GENERAL DEFINITIONS.

         ACCOUNT has the meaning set forth in the Security Agreement.

         AFFILIATE of a Person means another Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote five percent (5%) or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a business.

         AGENT ADVANCES has the meaning set forth in SECTION 2.2.

         ALLOCATION ACCOUNT has the meaning set forth in SECTION 2.7(b).


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         APPLICABLE LENDING OFFICE means, with respect to each Lender, such
Lender's LIBOR Lending Office in the case of a LIBOR Rate Loan, and such Lender's Domestic Lending Office in the case of a Prime Rate Loan.

         ASSIGNMENT AND ASSUMPTION AGREEMENT has the meaning set forth in
SECTION 11.8(b).

         AUDITORS means a nationally recognized firm of independent public accountants selected by the Borrowers and reasonably satisfactory to the Agent; PROVIDED, THAT for purposes of this Credit Agreement, the firm of Ernst & Young LLP shall be deemed to be satisfactory to the Agent.

         BANKRUPTCY CODE means Title 11 of the U.S. Code (11 U.S.C. Sections 101 et seq.), as amended from time to time, and any successor statute.

         BENEFIT PLAN means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

         BORROWER AGENCY AGREEMENT means that certain Contribution and Agency Agreement of even date herewith among Hawk, in its capacity as borrowing agent for the Borrower's hereunder and under the other Credit Documents.

         BORROWING means a borrowing of Revolving Loans of the same Type by the Hawk Funds Administrator for the joint and several account of the Borrowers from (or, in the case of Agent Advances, on behalf of) the Lenders on a pro rata basis on a given date (whether pursuant to SECTION 2.2 or resulting from continuations or conversions of Revolving Loans on a given date pursuant to SECTIONS 4.13(a) and (b), respectively) having, in the case of LIBOR Loans, the same Interest Period.

         BORROWING BASE means, at any time, the sum at such time of:

                  (a) eighty-five percent (85%) of Eligible Accounts Receivable, PLUS

                  (b) the lesser of $16,000,000 and sixty percent (60%) of Eligible Inventory.


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         In addition, the Agent, in the exercise of its Permitted Discretion, may (i) establish and increase or decrease reserves against Eligible Accounts Receivable and Eligible Inventory, (ii) reduce the advance rates provided for in this definition, or restore such advance rates to any level equal to or below the advance rates in effect as of the date of this Credit Agreement, and (iii) impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in the definitions of "ELIGIBLE ACCOUNTS RECEIVABLE" and "ELIGIBLE INVENTORY."

         BORROWING BASE CERTIFICATE means a certificate of the Hawk Funds Administrator concerning the Borrowing Base, in each case provided under SECTION
7.2 and substantially in the form of EXHIBIT A.

         BT ACCOUNT has the meaning set forth in SECTION 4.10.

         BUSINESS DAY means any day that is neither a Saturday nor a Sunday nor a day on which commercial banks in Chicago, Illinois are required or permitted by law to be closed and, when used in connection with LIBOR Rate Loans, this definition will also exclude any day on which commercial banks are not open for dealing in United States dollar deposits in the London (U.K.) interbank market.

         CAPITAL EXPENDITURES means, for any Person for any period, the sum of all expenditures which have been, or should have been, capitalized by such Person for financial statement purposes in accordance with GAAP during such period (whether payable in cash or other property or accrued as a liability), including the capitalized portion of capital leases and that portion of Investments made by such Person allocable to property, plant or equipment. Capital Expenditures shall exclude (i) production tooling expenses otherwise capitalized in accordance with GAAP, (ii) expenditures representing all or any part of the purchase price payable on account of the Hutchinson Acquisition and
(iii) proceeds of a casualty loss applied to the repair or replacement of the property affected by the casualty loss. "CASUALTY LOSS", as used herein, means, for any Person, (i) the loss, damage, or destruction of any asset or property owned or used by such Person, (ii) the condemnation, confiscation, or other taking, in whole or in part, of any such asset or property, or (iii) the diminishment of the use of any such asset or property so as to render impracticable or unreasonable the use thereof for its intended purpose.

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         CASH EQUIVALENTS means, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (PROVIDED, THAT the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank organized under the laws of the United States, any State thereof or the District of Columbia having, or which is the principal banking subsidiary of, a bank holding company organized under the laws of the United States, any State thereof, or the District of Columbia having, capital, surplus and undivided profits aggregating in excess of $100,000,000 and having a long-term unsecured debt rating of at least "B+" or the equivalent thereof from Standard & Poor's Corporation ("S&P") or "B-2" or the equivalent thereof from Moody's Investors Service, Inc. ("MOODY'S"), with maturities of not more than six months from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in CLAUSE (i) above entered into with any bank meeting the qualifications specified in CLAUSE (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than six months after the date of acquisition by such Person, (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through
(iv) above, and (vi) investments in other United States treasury securities, federal agency securities, money market instruments, fixed rate mortgages adjustable-rate mortgages, tax-exempt municipal notes and tax-exempt municipal bonds, in each case disclosed in writing to the Agent by the Hawk Funds Administrator prior to the Closing Date.

         CHANGE OF CONTROL has the meaning set forth in the Senior Note
Indenture.

         CLOSING DATE means the date of execution and delivery of this Credit Agreement by all of the parties hereto.

         CLOSING DOCUMENT LIST has the meaning set forth in SECTION 5.1.

         CODE has the meaning set forth in SECTION 1.3.


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         COLLATERAL means the Accounts, Inventory and other personal property identified in the Collateral Documents as security for the Obligations.

         COLLATERAL ACCESS AGREEMENT means an agreement in form and substance reasonably satisfactory to the Agent pursuant to which a mortgagee or lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of Inventory, acknowledges the Liens of the Agent and, in the case of any such agreement with a mortgagee or lessor, permits the Agent access to and use of such real property for a reasonable amount of time following the occurrence and during the continuance of an Event of Default to assemble, complete and sell any Collateral stored or otherwise located thereon.

         COLLATERAL DOCUMENTS means, collectively, the Security Agreement and all other documents, agreements and instruments pursuant to which Liens are now or hereafter granted to the Agent to secure any or all of the Obligations.

         COLLECTIONS means all cash, funds, checks, notes, instruments and any other form of remittance tendered by account debtors in payment of Accounts of any Borrower.

         COMMITMENT of a Lender means such Lender's commitment, on the terms and subject to the conditions set forth herein, to make Revolving Loans and to participate in Letters of Credit, up to the amount set forth below its name on ANNEX I (as amended from time to time pursuant to SECTION 11.8(b)), as such amount may be reduced from time to time in accordance with the terms and provisions of this Credit Agreement.

         CONSOLIDATED ENTITY means Hawk and those of its Subsidiaries (including in any event each of the Borrowers) consolidated with it for purposes of financial reporting.

         CONSOLIDATED NET INCOME means the consolidated net income of the Consolidated Entity.

         CONTINGENT OBLIGATION means, with respect to any Person, any direct, indirect, contingent or non-contingent guaranty or obligation of such Person for the Indebtedness of another Person, except for endorsements in the ordinary course of business.


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         CREDIT DOCUMENTS means, collectively, this Credit Agreement, the
Revolving Notes, the Letters of Credit, each of the Collateral Documents and all other documents, agreements and instruments now or hereafter executed in connection herewith or therewith in each case as modified, amended, extended, restated or supplemented from time to time.

         CREDIT PARTIES means, collectively, the Borrowers and Hawk, individually and in its capacity as Hawk Funds Administrator.

         CURRENCY AGREEMENT means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement protecting against fluctuations in currency values.

         DEFAULT means an event, condition or default which with the giving of notice, the passage of time or both would be an Event of Default.

         DEFAULTING LENDER has the meaning set forth in SECTION 2.6.

         DISBURSEMENT ACCOUNT means the operating account of the Hawk Funds Administrator maintained with the Disbursement Account Bank.

         DISBURSEMENT ACCOUNT BANK means Bankers Trust Company or any other financial institution selected from time to time by the Agent and reasonably acceptable to the Hawk Funds Administrator.

         DOMESTIC LENDING OFFICE means, with respect to any Lender, the office of such Lender specified as its "DOMESTIC LENDING OFFICE" on ANNEX I, as such annex may be amended from time to time, which office shall in any event be located in the United States.

         EBITDA means, for any period, Consolidated Net Income (excluding extraordinary items) for such period, PLUS (a) all Interest Expense, income tax expense, depreciation and amortization (including amortization of any goodwill or other intangibles) for such period; MINUS or PLUS (without double counting)
(b) gains and losses attributable to any fixed asset sales; PLUS or MINUS (c) any other non-cash charges or gains which have been subtracted or added in calculating such Consolidated Net Income.

         ELIGIBLE ACCOUNTS RECEIVABLE means Accounts of the respective Borrowers deemed by the Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, the

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face amount of such Accounts shall be reduced by the amount of all returns, discounts, deductions, claims, credits, charges, or other allowances. Unless otherwise approved in writing by the Agent, no Account of any Borrower shall be deemed to be an Eligible Account Receivable if:

         (a) it arises out of a sale made by such Borrower to an Affiliate of such Borrower or to any other Borrower; or

         (b) it is unpaid more than 90 days after the original date of invoice; or

         (c) it is from the same account debtor or its Affiliate and fifty percent (50%) or more of all Accounts from that account debtor (and its Affiliates) are ineligible under (c) above; or

         (d) when aggregated with all other Accounts of an account debtor, the Account exceeds twenty-five percent (25%) in face value of all Accounts of all Borrowers then outstanding, to the extent of such excess, unless supported by an irrevocable letter of credit satisfactory to the Agent (as to form, substance and issuer) and assigned to and directly drawable by the Agent; or

         (e) the account debtor for the Account is a creditor of such Borrower, has or has asserted a right of setoff against such Borrower, has disputed its liability or made any claim with respect to the Account or any other Account which has not been resolved, but in each of the foregoing cases, solely to the extent of the amount of such actual or asserted right of setoff, or the amount of such dispute or claim, as the case may be; or

         (f) the account debtor is (or the assets of the account debtor are) the subject of an Insolvency Event; or

         (g) the Account is not payable in United States dollars or the account debtor for the Account is located outside the continental United States, unless the Account is supported by an irrevocable letter of credit satisfactory to the Agent (as to form, substance and issuer) and assigned to and directly drawable by the Agent; or


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         (h)      the sale to the account debtor is on a guaranteed sale,
                  sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return; or

         (i) the account debtor is the United States of America or any department, agency or instrumentality thereof, unless such Borrower duly assigns its rights to payment of such Account to the Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sections 3727 et seq.); or

         (j) the goods giving rise to such Account have not been shipped and delivered to and accepted by the account debtor, the services giving rise to such Account have not been performed and accepted or the Account otherwise does not represent a final sale; or

         (k) the Account does not comply with all Requirements of Law, including, without limitation, the Federal Consumer Protection Act, the Federal Truth-in-Lending Act and Regulation Z; or

         (l) the Account is subject to any adverse security deposit, progress payment or other similar advance made by or for the benefit of the applicable account debtor; or

         (m) the Account is not subject to a valid and perfected first priority Lien in favor of the Agent or does not otherwise conform to the representations and warranties contained in the Credit Documents.

         ELIGIBLE INVENTORY means the aggregate amount of Inventory of the respective Borrowers deemed by the Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with the Borrowers' current and historical accounting practice. Unless otherwise approved in writing by the Agent, no Inventory of any Borrower shall be deemed Eligible Inventory if:

         (a) it is not owned solely by such Borrower or such Borrower does not have good, valid and marketable title thereto; or

         (b)      it is not located in the United States; or

         (c) it is not located on property owned by a Borrower or by a third party that has executed and delivered a Collateral Access Agreement and, in the case of Inventory located on property owned by such a third party, it is segregated or otherwise separately identifiable from goods of others, if any, stored on such property; or

         (d) it is not subject to a valid and perfected first priority Lien in favor of the Agent, except, with respect to such Inventory stored at locations other than locations owned by a Borrower, for Liens for unpaid rent or normal and customary warehousing charges; or

         (e) it consists of goods returned or rejected by such Borrower's customers or goods in transit to third parties (other than to warehouse sites covered by a Collateral Access Agreement); or

         (f) it is not first-quality finished goods, is obsolete or slow moving, or does not otherwise conform to the representations and warranties contained in the Credit Documents.

         ERISA means the Employee Retirement Income Security Act of 1974, 29 U.S.C. Sections 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

         ERISA AFFILIATE means any entity required to be aggregated with any Borrower or any Subsidiary of any Borrower under Sections 414(b), (c), (m) or
(o) of the Internal Revenue Code.

         EVENT OF DEFAULT has the meaning set forth in ARTICLE 9.

         EXPENSES means all reasonable costs and expenses of the Agent incurred in connection with the Credit Documents and the transactions contemplated therein, including, without limitation, (i) the costs of conducting record searches, examining collateral, opening bank accounts and lockboxes, depositing checks, and receiving and transferring funds (including charges for checks for which there are insufficient funds), (ii) the reasonable fees and expenses of legal counsel and paralegals (including the allocated cost of internal counsel and paralegals), accountants, appraisers and other consultants, experts or advisors retained by the Agent,

(iii) expenses incurred in connection with the assignments of or sales of participations in the Revolving Loans, (iv) the cost of title insurance premiums, real estate survey costs, and fees and taxes in connection with the filing of financing statements, and (v) the costs of preparing and recording Collateral Documents, releases of Collateral, and waivers, amendments, and terminations of any of the Credit Documents. EXPENSES also means all reasonable costs and expenses (including the reasonable fees and expenses of legal counsel and other professionals) paid or incurred by the Agent and any Lender (i) during the continuance of an Event of Default, (ii) in enforcing or defending its respective rights under or in respect of this Credit Agreement, the Credit Documents or any other document or instrument now or hereafter executed and delivered in connection herewith or therewith, (iii) collecting the Revolving Loans, (iv) foreclosing or otherwise collecting upon the Collateral or any part thereof and (v) in obtaining any legal, accounting or other advice in connection with any of the foregoing.

         EXPIRATION DATE means November 27, 1999.

         FEDERAL FUNDS RATE means, for any period, a fluctuating interest rate per annum for each day during such period equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

         FEDERAL RESERVE BOARD means the Board of Governors of the Federal Reserve System or any Governmental Authority succeeding to its functions.

         FEES means, collectively, the Unused Line Fee, the Letter of Credit Fees, the L/C Facing Fee, the Issuing Bank Fees, the Collateral Monitoring Fee and the other fees provided for in that certain letter dated November 1, 1996 between BTCC and Hawk.

         FINANCIAL STATEMENTS means the consolidated and consolidating balance sheets, statements of operations, statements of cash flows and statements of changes in shareholder's equity of the

Consolidated Entity for the period specified, prepared in accordance with GAAP and consistently with prior practices.

         GAAP means generally accepted accounting principles in the United States as in effect from time to time.

         GOVERNING DOCUMENTS means certificates or articles of incorporation, by-laws and other similar organizational or governing documents.

         GOVERNMENTAL AUTHORITY means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         HAWK FUNDS ADMINISTRATOR means Hawk acting in its capacity as borrowing agent for the Borrowers pursuant the Borrower Agency Agreement.

         HAWK MERGER means the merger, in a tax-free reorganization, of Hawk Holding Corp., a Delaware corporation, with and into Hawk pursuant to the Hawk Merger Documents.

         HAWK PREFERRED STOCK means, collectively, Hawk's (i) preferred stock series A, liquidation preference $1,000.00 per share, (ii) preferred stock series B, liquidation preference $1,000.00 per share, and (iii) preferred stock series C, liquidation preference $1,000.00 per share.

         HAWK MERGER DOCUMENTS means, collectively, that certain Merger Agreement and Plan of Reorganization dated as of November 21, 1996, between Hawk and Hawk Holding Corp., a Delaware corporation, and all other documents, agreements and instruments executed in connection therewith.

         HELSEL DOCUMENTS means, collectively, the Helsel Note and all other documents, agreements and instruments entered into relating to the issuance by Helsel of the Helsel Note.

         HELSEL NOTE means that certain Secured Promissory Note in the original principal amount of $500,000, issued by Helsel and payable to Helco, Inc..

         HIGHEST LAWFUL RATE means, at any given time during which any Obligations shall be outstanding hereunder, the maximum nonusurious interest rate that at any time or from time to time may be contracted for, taken, reserved, charged or received on such Obligations, under the laws of the State of Illinois (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Credit Agreement and any of the other Credit Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under the State of Illinois (or such other jurisdiction's) law, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Credit Agreement and any other Credit Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.

         HUTCHINSON ACQUISITION means the acquisition by Hawk or Hutchinson of all of the issued and outstanding capital stock of Hutchinson Foundry Products Company.

         INDEBTEDNESS of a Person means, without duplication, (a) indebtedness for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), whether on open account or evidenced by a note, bond, debenture or similar instrument, (b) obligations under capital leases, (c) reimbursement obligations for letters of credit, banker's acceptances or other credit accommodations, whether drawn or undrawn,
(d) liabilities, as determined by the Agent, under any Interest Rate Agreement or Currency Agreement, (e) Contingent Obligations and (f) Indebtedness secured by any Lien on any property of that Person, even if that Person has not assumed such Indebtedness.

         INITIAL FUNDING DATE means the date on which the initial Borrowing is advanced or the initial Letter of Credit is issued, whichever occurs earlier.

         INSOLVENCY EVENT means, with respect to any Person, the occurrence of any of the following: (a) such Person shall be adjudicated insolvent or bankrupt, or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, (b) the voluntary commencement of any proceeding or the filing of any petition under any bankruptcy, insolvency or similar law,
(c) the seeking of dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, (d) the filing of any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, (e) the making by such Person of a general assignment for the benefit of its creditors, or the consent to, or acquiescence in the appointment of, a receiver, trustee, custodian or liquidator for a substantial portion of such Person's property, assets or business. INSOLVENCY EVENT shall also mean, with respect to any Person, the occurrence of any of the following: an involuntary proceeding or involuntary petition shall be commenced or filed against such Person under any bankruptcy, insolvency or similar law seeking the dissolution or reorganization of it or the appointment of a receiver, trustee, custodian or liquidator for it or of a substantial part of its property, assets or business, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of its property, assets or business, and such proceedings or petitions shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within thirty (30) days after commencement, filing, or levy, as the case may be, or any order for relief shall be entered in any such proceeding.

         INTEREST EXPENSE means, for any period, (a) the aggregate consolidated expense of the Consolidated Entity for interest on Indebtedness for such period, including, without limitation, (i) amortization of original issue discount, (ii) incurrence fees (to the extent included in interest expense), (iii) the interest portion of any deferred payment obligation, (iv) the interest component of any capital lease obligation, MINUS (b) the aggregate interest income of the Consolidated Entity for such period.

         INTEREST PERIOD means, for any LIBOR Rate Loan, the period commencing on the date of such Borrowing and ending on the last day of the period selected by the Hawk Funds Administrator pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, in each case as the Hawk Funds Administrator may, in an appropriate Notice of Borrowing, Notice of Continuation or Notice of Conversion, select; PROVIDED, THAT the Hawk Funds Administrator may not select any Interest Period that ends after the Expiration Date. Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; PROVIDED,

THAT if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

         INTEREST RATE AGREEMENT means any interest rate protection or hedge agreement, including, without limitation, interest rate future, option, swap, and cap agreements.

         INTERNAL REVENUE CODE means the Internal Revenue Code of 1986, amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

         INVENTORY has the meaning set forth in the Security Agreement.

         INVESTMENT means all expenditures made and all liabilities incurred (contingently or otherwise) for or in connection with the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or similar transfers of property to, or acquisition of substantially all the assets of, a Person. In determining the aggregate amount of Investments outstanding at any particular time, (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and outstanding; (ii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iii) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and (iv) there shall not be deducted from the aggregate amount of Investments any decrease in the market value thereof.

         ISSUING BANK means Bankers Trust Company or any Lender or other financial institution that is acceptable to the Agent and the Borrowers which may at any time issue or be requested to issue a Letter of Credit for the account of any Borrower.

         ISSUING BANK FEES has the meaning set forth in SECTION 4.3(b).

         L/C FACING FEE has the meaning set forth in SECTION 4.3(a).

         LENDER ADVANCES has the meaning set forth in SECTION 2.2.

         LETTER OF CREDIT FEE has the meaning set forth in SECTION 4.3(a).

         LETTER OF CREDIT OBLIGATIONS means, without duplication, the sum of the aggregate undrawn face amount of all Letters of Credit outstanding (including guarantees with respect to Currency Agreements), PLUS the aggregate amount of all drawings under Letters of Credit for which the Borrowers have not reimbursed the Issuing Bank, PLUS the aggregate amount of all payments made by Lenders to the Issuing Bank for their participations in Letters of Credit (including guarantees with respect to Currency Agreements), for which the Borrowers have not reimbursed the Lenders.

         LETTER OF CREDIT REQUEST has the meaning set forth in SECTION 3.3.

         LETTERS OF CREDIT means all letters of credit and guarantees with respect to Currency Agreements issued for the account of any Borrower under
ARTICLE 3 and all amendments, renewals, extensions or replacements thereof.

         LIBOR LENDING OFFICE means, with respect to any Lender, the office of such Lender specified as its "LIBOR LENDING OFFICE" opposite its name on ANNEX I, as such annex may be amended from time to time (or, if no such office is specified, its Domestic Lending Office).

         LIBOR RATE means, with respect to any Interest Period for each LIBOR Rate Loan comprising part of the same Borrowing, an interest rate per annum equal to the rate (rounded upward to the nearest whole multiple of one-sixteenth (1/16) of one percent (1.00%) per annum, if such rate is not such a whole multiple of one-sixteenth (1/16) of one percent (1.00%)) of the offered quotation, if any, to first class banks in the London (U.K.) interbank market by Bankers Trust Company for United States dollar deposits of amounts in immediately available funds comparable to the principal amount of the LIBOR Rate Loan of BTCC for which the LIBOR Rate is being determined with maturities comparable to the Interest Period for which such LIBOR Rate will apply as of approximately 10:00 a.m. Chicago time two (2) Business Days prior to the commencement of such Interest Period.

         LIBOR RATE LOAN means a Revolving Loan that bears interest as provided in SECTION 4.1(b) hereof.

         LIEN means any lien, claim, charge, pledge, security interest, assignment, hypothecation, deed of trust, mortgage, lease, conditional sale, retention of title, or other preferential arrangement having substantially the same economic effect as any of the foregoing, whether voluntary or imposed by law.

         LINE OF CREDIT means the aggregate revolving line of credit extended pursuant to this Credit Agreement by the Lenders to the Borrowers for Revolving Loans and Letters of Credit, in an amount up to $25,000,000, as such amount may be reduced from time to time pursuant to the respective terms and provisions hereof.

         LOAN ACCOUNT has the meaning set forth in SECTION 4.8.

         LOCKBOXES has the meaning set forth in SECTION 4.10.

         LOCKBOX ACCOUNT has the meaning set forth in SECTION 4.10.

         LOCKBOX AGREEMENT has the meaning set forth in SECTION 4.10.

         LOCKBOX BANK has the meaning set forth in SECTION 4.10.

         MAJORITY LENDERS means those Lenders holding in the aggregate more than fifty-percent (50%) of the total Commitments, or if the Commitments are terminated, those Lenders owed more than fifty-percent (50%) of the Revolving Loans and Letter of Credit Obligations then outstanding.

         MATERIAL ADVERSE EFFECT means a material adverse effect on (i) the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Credit Parties taken as a whole, (ii) the ability of any Credit Party to perform its obligations under the Credit Documents to which it is a party, or on the ability of the Agent or the Lenders to enforce the Obligations or realize upon the Collateral, or (iii) the value of the Collateral or the amount which the Agent or the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral.

         MATERIAL CONTRACT means any contract or other arrangement to which a Credit Party or any Subsidiary of a Credit Party is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

         MOODY'S means Moody's Investors Services, Inc., or any successor thereto.

         MULTIEMPLOYER PLAN means a "multiemployer plan" (as defined in Section 4001(a) (3) of ERISA) to which a Borrower, any Subsidiary of Borrower or any ERISA Affiliate has contributed within the past six years or with respect to which a Borrower or any Subsidiary of a Borrower could reasonably be expected to incur any liability.

         NOTE DOCUMENTS means, collectively, the Senior Note Documents, the Subordinated Note Documents and the Helsel Note Documents, in each case as in effect on the date hereof and as amended, restated, supplemented or otherwise modified from to time to time hereafter in accordance with the terms and provisions hereof.

         NOTICE OF BORROWING means an irrevocable and binding notice delivered by the Hawk Funds Administrator to the Agent either by telephone or by facsimile transmission (and if by telephone, promptly confirmed in writing), of the request by the Hawk Funds Administrator, for and on behalf of the Borrowers, for a Borrowing, which notice shall be substantially in the form of EXHIBIT B.

         NOTICE OF CONTINUATION has the meaning set forth in SECTION 4.13(a).

         NOTICE OF CONVERSION has the meaning set forth in SECTION 4.13(b).

         OBLIGATIONS means the unpaid principal and interest hereunder (including interest accruing on or after the occurrence of an Insolvency Event) in respect of Revolving Loans, reimbursement obligations under Letters of Credit, Fees, Expenses and all other obligations and liabilities of the Borrowers to the Agent, the Issuing Bank or any of the Lenders under this Credit Agreement, the Revolving Notes or any of the other Credit Documents.

         OLD BT DEBT means the Indebtedness evidenced by the $79,000,000 Credit Agreement dated as of June 30, 1995, as amended, by and among Hawk, various financial institutions and Bankers Trust Company, as agent.

         PERMITTED ACQUISITION means the purchase or other acquisition by a Borrower or any Subsidiary of a Borrower, in a single or series of transactions, of (a) all or substantially all of the issued and outstanding capital stock of any other Person, or (b) all or substantially all of the assets of any other Person, or all or substantially all of the assets comprising one or more business units of any other Person; PROVIDED, THAT, in each case, before and after giving effect thereto, there shall be unused availability under the Borrowing Base in an amount equal to at least twenty percent (20%) of the Line of Credit in effect at such time.

         PERMITTED DISCRETION means the Agent's judgment exercised in good faith based upon its consideration of any factor that is reasonable from the perspective of an asset-based secured lender which the Agent believes in good faith will or could reasonably be expected to affect the value of any Collateral, including any Inventory or Accounts of any Borrower or the amount which the Agent and the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral.

         PERMITTED LIENS means the Liens referred to in CLAUSES (a) through (i) of SECTION 8.4.

         PERSON means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or government (including any division, agency or department thereof), and its successors, heirs and assigns.

         PLAN means any Benefit Plan, Multiemployer Plan, or Retiree Health Plan, or any employee benefit plan, fund, program or arrangement, whether oral or written, maintained or contributed to by any Borrower or any Subsidiary of any Borrower, or with respect to which any of them could reasonably be expected to incur liability.

         PRIME LENDING RATE means the rate which Bankers Trust Company announces as its prime lending rate, from time to time. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bankers Trust Company and each of the Lenders may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

         PRIME RATE LOAN means a Revolving Loan that bears interest as provided in SECTION 4.1(a) hereof.

         PROPORTIONATE SHARE of a Lender means a fraction, expressed as a percentage, obtained by dividing its Commitment by the Line of Credit or, if the Commitments are terminated, by dividing its then outstanding Revolving Loans and Letter of Credit participations by the then outstanding aggregate Revolving Loans and Letter of Credit Obligations.

         PURCHASE MONEY LIENS has the meaning set forth in SECTION 8.3(f).

         REGISTER has the meaning set forth in SECTION 11.8(c).

         REGULATION D means Regulation D of the Federal Reserve Board, as in effect from time to time.

         REGULATION G means Regulation G of the Federal Reserve Board, as in effect from time to time.

         REGULATION Z means Regulation Z of the Federal Reserve Board, as in effect from time to time.

         REPORTABLE EVENT means any of the events described in Section 4043 of ERISA and the regulations thereunder.

         REQUIREMENT OF LAW means, with respect to any Person, (a) the Governing Documents of such Person, (b) any law, treaty, rule or regulation or determination of an arbitrator, court or other Governmental Authority binding on such Person, or (c) any franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval binding on a Person or any of its property.

         RETIREE HEALTH PLAN means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA, and any other plan, program or arrangement, whether oral or written, that provides benefits to persons after termination of employment, other than as required by Section 601 of ERISA.

         REVOLVING LOANS has the meaning set forth in SECTION 2.1.

         REVOLVING NOTE means a promissory note of the Borrowers payable to the order of any Lender, substantially in the form of EXHIBIT C, as amended, restated, supplemented or otherwise modified from time to time, and including all notes issued in replacement of, or in substitution or exchange for, any Revolving Note.

         S&P means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

         SECURITY AGREEMENT means the Security Agreement of even date herewith executed by the Borrowers in favor Agent.

         SENIOR NOTE DOCUMENTS means, collectively, the Senior Note Indenture, the Senior Notes and all other documents, agreements and instruments executed and delivered pursuant thereto or in connection therewith.

         SENIOR NOTE INDENTURE means the 10-1/4% Senior Note Indenture dated as of November 27, 1996, between Hawk and Bank One Trust Company, NA, in its capacity as trustee thereunder.

         SENIOR NOTES means the 10-1/4% Senior Notes Due 2003 of Hawk issued pursuant to the Senior Note Indenture.

         SETTLEMENT DATE has the meaning set forth in SECTION 2.4.

         SUBORDINATED NOTE DOCUMENTS means, collectively, the Subordinated Note Purchase Agreement, the Subordinated Notes, the Subordinated Noteholder Warrant Documents and all other documents, agreements and instruments entered into relating to the issuance by Hawk of the Subordinated Notes and the Subordinated Noteholder Warrants, respectively.

         SUBORDINATED NOTE PURCHASE AGREEMENT means, collectively, the separate and several Senior Subordinated Note and Warrant Purchase Agreements, each dated as of June 30, 1995, entered into by and between Hawk and each of Connecticut General Life Insurance Company and Cigna Mezzanine Partners III, L.P., respectively, as amended pursuant to that certain First Amendment to Note and Warrant Purchase Agreement dated as of November 27,1996, by and between Hawk and each of Connecticut General Life Insurance Company and Cigna Mezzanine Partners III, L.P.

         SUBORDINATED NOTEHOLDER WARRANT AGREEMENT means that certain Warrant Agreement dated as of June 30, 1995, among Hawk, Connecticut General Life Insurance Company and Cigna Mezzanine Partners III, L.P..

         SUBORDINATED NOTEHOLDER WARRANT DOCUMENTS means, collectively, the Subordinated Noteholder Warrants, the Subordinated Noteholder Warrant Agreement and all other documents, agreements and instruments entered into relating to the issuance by Hawk of the Subordinated Noteholder Warrants.

         SUBORDINATED NOTEHOLDER WARRANTS means, collectively, the warrants for the purchase of the common stock of Hawk issued to the holders of the Subordinated Notes on or about June 30, 1995.

         SUBORDINATED NOTES means, collectively, the unsecured 12% Senior Subordinated Notes Due 2005 of Hawk.

         SUBSIDIARY of a Person means a corporation or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or appoint other managers of such corporation or other entity; PROVIDED, THAT, notwithstanding the foregoing, neither The S.K. Wellman Company of Canada Limited, a corporation organized under the laws of the Province of Ontario, Canada, nor S. K. Wellman S.p.A, a corporation organized under the laws of Italy, shall be deemed to be a Subsidiary of any Credit Party for purposes of this Credit Agreement or any of the other Credit Documents.

         TERMINATION EVENT means (i) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan; (ii) the withdrawal of any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a) (2) of ERISA); (iii) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041 (c) of ERISA); (iv) the institution by the Pension Benefit Guaranty Corporation of proceedings to terminate a Benefit Plan or Multiemployer Plan; (v) any event or condition (a) which could reasonably be expected to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal, within the meaning of Sections 4203 and 4205 of ERISA, of a Borrower, any Subsidiary of a Borrower or any ERISA Affiliate from a Multiemployer Plan.

         TYPE means a LIBOR Rate Loan or a Prime Rate Loan.

         UNUSED LINE FEE has the meaning set forth in SECTION 4.2.

         1.2      ACCOUNTING TERMS AND DETERMINATIONS.
                  ------------------------------------

         Unless otherwise defined or specified herein, all accounting terms used in this Credit Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the Financial Statements referred to in SECTION 6.9. All accounting determinations for purposes of determining compliance with the financial covenants contained in ARTICLE 8 shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the audited Financial Statements delivered to the Agent on or before the Closing Date. The Financial Statements required to be delivered hereunder from and after the Closing Date, and all financial records, shall be maintained in accordance with GAAP. If GAAP shall change from the basis used in preparing the audited Financial Statements delivered to the Agent on or before the Closing Date, the certificates required to be delivered pursuant to SECTION 7.1 demonstrating compliance with the covenants contained herein shall include, at the election of the Borrowers or upon the request of the Majority Lenders, calculations setting forth the adjustments necessary to demonstrate that the Borrowers are in compliance with the financial covenants based upon GAAP as in effect on the Closing Date.

         1.3      OTHER TERMS; HEADINGS.
                  ----------------------

         Terms used herein and not otherwise defined in ARTICLE 1 that are defined in the Uniform Commercial Code in effect in the State of Illinois (the "CODE") shall have the meanings given in the Code. Each of the words "hereof," "herein," and "hereunder" refer to this Credit Agreement as a whole. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in accordance with SECTION 11.11 hereof. References to Articles, Sections, Annexes, Schedules, and Exhibits are internal references to this Credit Agreement, and to its attachments, unless otherwise specified. The headings and the Table of Contents are for convenience only and shall not affect the meaning or construction of any provision of this Credit Agreement.


                           ARTICLE 2. REVOLVING LOANS.
                                      ----------------

         2.1      COMMITMENTS.
                  ------------

         Subject to the terms and conditions set forth in this Credit Agreement, and in reliance on the representations and warranties of the Borrowers set forth herein, on and after the Closing Date and to but excluding the Expiration Date, each Lender severally agrees to make loans and advances to the Borrowers on a joint and several basis (each a "REVOLVING LOAN") in an amount not to exceed at any time its Proportionate Share of the lesser at such time of (a) the Line of Credit and (b) the Borrowing Base MINUS, in each case, the then outstanding Letter of Credit Obligations. The Revolving Loans of each Lender shall be evidenced by a Revolving Note dated as of the Closing Date and executed by each of the Borrowers in the maximum amount of such Lender's Commitment.

         2.2      BORROWING OF REVOLVING LOANS.
                  -----------------------------

         Revolving Loans may be made available to the Hawk Funds Administrator for the account of the Borrowers directly by the Lenders ("LENDER ADVANCES") or, in the circumstances described in SECTION 2.2(b), from the Agent acting on behalf of the Lenders ("AGENT ADVANCES").

                  (a) LENDER ADVANCES. Subject to the determination by the Agent and the Lenders that the conditions for borrowing contained in SECTION
         5.2 are satisfied, upon receipt of a Notice of Borrowing from the Hawk Funds Administrator received by the Agent before 12:00 noon Chicago time on a Business Day, Lender Advances of Revolving Loans shall be made to the extent of each Lender's Proportionate Share of the requested Borrowing.

                  (b) AGENT ADVANCES. The Agent is authorized by the Lenders, but is not obligated, to make Agent Advances upon a receipt of any Notice of Borrowing received by the Agent before 3:00 P.M. Chicago time on a Business Day. Agent Advances shall be subject to periodic settlement with the Lenders under SECTION 2.4. Agent Advances may be made only in the following circumstances:

                             (i) NORMAL COURSE AGENT ADVANCES. For
                  administrative convenience, the Agent may, but is not obligated, to make Agent Advances up to the amount available for borrowing under SECTION 2.1 in reliance upon the actual or deemed representations of the Borrowers under SECTION 5.2 that the conditions for borrowing are satisfied.

                            (ii) OTHER AGENT ADVANCES. When the conditions for
                  borrowing under SECTION 5.2 cannot be fulfilled, and notwithstanding the Borrowing Base limitation of SECTION 2.1, the Agent may, but is not obligated, to continue to make Agent Advances for seven (7) Business Days or until sooner instructed by the Majority Lenders to cease, in an aggregate amount at any time not to exceed $2,000,000.

                  (c) DISBURSEMENT OF REVOLVING LOANS. The proceeds of Revolving Loans shall be transmitted: (x) in the circumstances described in SECTION 3.5, by the Agent directly to the Issuing Bank, and (y) in all other circumstances, by the Agent or Lenders, as the case may be, to the Disbursement Account.

                  (d) NOTICES OF BORROWING. Notices of Borrowing may be given under this Section by telephone or facsimile transmission, and, if by telephone, promptly confirmed in writing. The Hawk Funds Administrator shall specify in each Notice of Borrowing whether the conditions for the requested Borrowing are satisfied. The Borrowers may request one or more Borrowings of Revolving Loans constituting Prime Rate Loans on the same Business Day. Each Notice of Borrowing for LIBOR Rate Loans shall be given not later than noon Chicago time on the third Business Day prior to the proposed Borrowing. Each Notice of Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Loans of the same Type and, if such Borrowing is to consist of LIBOR Rate Loans, shall be in an aggregate amount of not less than $2,000,000 or an integral multiple of $1,000,000 in excess thereof. The right of the Borrowers to choose LIBOR Rate Loans is subject to the provisions of SECTION 4.13. Once given, a Notice of Borrowing is irrevocable and binding on the Borrowers. The Hawk Funds Administrator shall provide to the Agent a list, with specimen signatures, of officers and other Persons, if any, authorized to request Revolving Loans. The Agent is entitled to rely upon such list until it is replaced by the Hawk Funds Administrator.

         2.3      NOTICE OF REQUEST FOR LENDER ADVANCES.
                  --------------------------------------

         Subject to the last sentence of this Section, the Agent shall give each Lender prompt notice by telephone or facsimile transmission of a Notice of Borrowing that is received pursuant to SECTION 2.2(a) and is to be satisfied by Lender Advances. No later than 3:00 P.M. Chicago time on the date of receipt of such notice, each Lender shall make available for the account of its Applicable Lending Office to the Agent at the Agent's address for deposit into the Disbursement Account, its Proportionate Share of such Borrowing in immediately available funds. Unless the Agent receives contrary written notice prior to any such Borrowing, it is entitled to assume that each Lender will make available its Proportionate Share of the Borrowing and in reliance upon that assumption, but without any obligation to do so, may advance such Proportionate Share on behalf of the Lender, without the necessity of giving daily notice to each Lender of the receipt of a Notice of Borrowing.

         2.4      PERIODIC SETTLEMENT OF AGENT ADVANCES; INTEREST AND FEES;
                  ---------------------------------------------------------
                  STATEMENTS.
                  -----------

                  (a) THE SETTLEMENT DATE; ALLOCATION OF INTEREST AND FEES. The amount of each Lender's Proportionate Share of Revolving Loans shall be computed weekly (or more frequently in the Agent's discretion) and shall be adjusted upward or downward based on all Revolving Loans (including Agent Advances) and repayments received by the Agent as of 5:00 P.M. Chicago time on the last Business Day of the period specified by the Agent (such date, the "SETTLEMENT DATE").

                  (b) SUMMARY STATEMENTS; SETTLEMENTS. The Agent shall deliver to each of the Lenders promptly after the Settlement Date a summary statement of the account of outstanding Revolving Loans (including Agent Advances) for the period, the amount of repayments received for the period, and the amount allocated to each Lender of the interest and Unused Line Fee for the period. After application of payments under
         SECTION 4.11, as reflected on the summary statement, (i) the Agent shall transfer to each Lender its allocated share of interest and Unused Line Fee, and its Proportionate Share of repayments received by the Agent in respect of the period covered by such summary statement; and (ii) each Lender shall transfer to the Agent, or the Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Revolving Loans made by each Lender shall be equal to such Lender's Proportionate Share of the aggregate amount of Revolving Loans outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Agent by the Lenders and is received by the Lenders prior to 12:00 noon Chicago time on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 P.M. Chicago time that day;

         and, if received after 12:00 noon Chicago time, then no later than 3:00 P.M. Chicago time on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Agent.

                  (c) DISTRIBUTION OF INTEREST AND UNUSED LINE FEES. Interest on the Revolving Loans (including Agent Advances) and the Unused Line Fee shall be allocated by the Agent to each Lender (i) in the case of interest, in accordance with the Revolving Loans actually advanced by and repaid to such Lender and (ii) in the case of the Unused Line Fee, in accordance with the Proportionate Share of such Lender. Interest shall accrue from and including the date Revolving Loans are advanced and to but excluding the date such Revolving Loans are either repaid by the Borrowers or, if later, actually settled under this Section. Promptly after the end of each month, the Agent shall distribute to each Lender its portion, allocated as provided above, of the interest and Unused Line Fee which has been received by the Agent during such month.

         2.5      SHARING OF PAYMENTS.
                  --------------------

         If any Lender shall obtain any payment (whether made voluntarily or involuntarily, or through the exercise of any right of set-off, or otherwise) on account of the Revolving Loans made by it or its participation in the Letter of Credit Obligations in excess of its Proportionate Share of payments on account of the Revolving Loans or Letter of Credit Obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Loans made by them or in their participation in Letters of Credit as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; PROVIDED, THAT if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and each such other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such other Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect to the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this SECTION 2.5, to the fullest extent permitted by law, may exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

         2.6      DEFAULTING LENDERS.
                  -------------------

                  (a) A Lender who fails to pay the Agent its Proportionate Share of any Revolving Loans (including Agent Advances) made available by the Agent on such Lender's behalf, or who fails to pay any other amounts owing by it to the Agent, is a "DEFAULTING LENDER." The Agent is entitled to recover from such Defaulting Lender all such amounts owing by such Defaulting Lender on demand. If the Defaulting Lender does not pay such amounts on the Agent's demand, the Agent shall promptly notify the Hawk Funds Administrator and the Borrowers shall pay such amounts to the Agent (to the extent the Agent has made such amounts available to or for the account of the Borrowers) within five
         (5) Business Days of the receipt by the Hawk Funds Administrator of such notice. In addition, the Defaulting Lender or the Borrowers shall pay to the Agent for its own account interest on such amount for each day from the date it was made available by the Agent to the Borrowers to the date it is recovered by the Agent at a rate per annum equal to
         (x) the overnight Federal Funds Rate PLUS the Expenses and losses, if any, incurred as a result of the Defaulting Lender's failure to perform its obligations, if paid by the Defaulting Lender, or (y) the then applicable rate of interest calculated under SECTION 4.1, if paid by the Borrowers. Nothing herein shall be deemed to relieve any Lender of its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

                  (b) The failure of any Lender to fund its Proportionate Share of a Revolving Loan shall not relieve any other Lender of its obligation to fund its Proportionate Share of a Revolving Loan. Conversely, no Lender shall be responsible for the failure of another Lender to fund its Proportionate Share of a Revolving Loan.

                  (c) The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by the Borrowers to the Agent for the Defaulting Lender's benefit; nor shall a

         Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. The Agent may hold and, in its discretion, re-lend to the Borrowers the amount of all such payments received by it for the account of such Lender. For purposes of voting or consenting to matters with respect to the Credit Documents and determining Proportionate Shares, such Defaulting Lender shall be deemed not to be a "LENDER" and such Lender's Commitment shall be deemed to be zero (-0-). This section shall remain effective with respect to such Lender until (x) the Obligations shall have been declared or shall have become immediately due and payable or (y) the Majority Lenders, the Agent and the Borrowers shall have waived such Lender's default in writing. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by the Borrowers of their respective duties and obligations hereunder.

         2.7      ALLOCATION OF REVOLVING LOANS AND EXPENSES.
                  -------------------------------------------

                  (a) The Borrowers maintain an integrated cash management system reflecting their interdependence on one another and the mutual benefits shared among them as a result of their respective operations. In order to efficiently fund and operate their respective businesses and minimize the number of Borrowings which they will make under this Credit Agreement and thereby reduce the administrative costs and record keeping required in connection therewith, including the necessity to enter into and maintain separately identified and monitored borrowing facilities, the Borrowers have requested, and the Agent and the Lenders have agreed that, subject to SECTION 11.16, (i) all Revolving Loans will be advanced to and for the account of the Borrowers on a joint and several basis to the Disbursement Account and (ii) all Letters of Credit will be issued pursuant to an application therefor executed by the Hawk Funds Administrator on behalf and for the account of the Borrower or Borrowers specified by the Hawk Funds Administrator in such application. Each of the Borrowers hereby acknowledges that it will be receiving a direct benefit from each Revolving Loan made and each Letter of Credit issued pursuant to this Credit Agreement.

                  (b) In order to track more precisely the respective recipients of the proceeds of each Revolving Loan and the Borrower receiving the primary benefit from the issuance of each Letter of

Credit, and to assist the Hawk Funds Administrator, the Borrowers, the Agent and the Lenders in administering the Revolving Loans and the Letters of Credit, each of the Borrowers has agreed with the Agent and the Lenders to cause the Hawk Funds Administrator to establish and maintain, and the Hawk Funds Administrator hereby agrees to establish and maintain, accounts with respect to each Borrower (each Borrower's "ALLOCATION ACCOUNT") in which the Hawk Funds Administrator shall record its good faith allocation to each of the Borrowers of (w) the proceeds, if any, of each Revolving Loan received by or for the account of such Borrower, (x) payments made to the Agent on account of the Obligations of such Borrower, (y) the aggregate face amount of all outstanding Letters of Credit covering goods which such Borrower will receive and (z) all previously unallocated Expenses.

                  (c) As soon as available, but not later than thirty (30) days after the last Business Day of each month ending after the Initial Funding Date, the Hawk Funds Administrator shall deliver to the Agent and each Borrower a report prepared by or under the supervision of the chief financial officer of the Hawk Funds Administrator, and certified by such officer, setting forth with respect to each Borrower the balance of the Allocation Account of such Borrower as of the end of, and all activity occurring in such Allocation Account during, such month. Absent demonstrable error, each such monthly statement shall be final, conclusive and binding on the respective Borrowers.


                          ARTICLE 3. LETTERS OF CREDIT.
                                     ------------------

         3.1      ISSUANCE OF LETTERS OF CREDIT.
                  ------------------------------

         Subject to the terms and conditions hereof and in reliance on the representations and warranties of the Borrowers set forth herein, the Agent shall cause the Issuing Bank to issue Letters of Credit hereunder at the request of the Hawk Funds Administrator and for its account, as more specifically described below. The Agent shall not be obligated to cause the Issuing Bank to issue any Letter of Credit if:

                  (a) issuance of the requested Letter of Credit (i) would cause the Letter of Credit Obligations then outstanding to exceed $5,000,000 or (ii) would cause the sum of the Revolving Loans PLUS the Letter of Credit Obligations then outstanding to exceed the lesser of (x) the Line of Credit and (y) the Borrowing Base, in each case then in effect; or

                  (b) issuance of the Letter of Credit is enjoined, restrained or prohibited by any Governmental Authority, Requirement of Law or any request or directive of any Governmental Authority (whether or not having the force of law) or would impose upon the Agent or the Issuing Bank any material restriction, reserve, capital requirement, loss, cost or expense (for which the Agent or the Issuing Bank is not otherwise compensated) not in effect or known as of the Closing Date.

         3.2      TERMS OF LETTERS OF CREDIT.
                  ---------------------------

         The proposed amount, terms and conditions, and form of each Letter of Credit (and of any drafts or acceptances thereunder) shall be subject to approval by the Issuing Bank. The term of each standby Letter of Credit shall not exceed 360 days, but may be subject to annual renewal. The term of each documentary Letter of Credit shall not exceed 120 days. No Letter of Credit shall have an expiry date later than five (5) Business Days prior to the Expiration Date.

         3.3      NOTICE OF ISSUANCE.
                  -------------------

         A request for issuance of a Letter of Credit (a "LETTER OF CREDIT REQUEST") shall be given in writing. A Letter of Credit Request must be received by the Agent no later than 1:00 P.M. Chicago time at least three (3) Business Days (or such shorter period as may be agreed to by the Issuing Bank) in advance of the proposed date of issuance.

         3.4      LENDERS' PARTICIPATION.
                  -----------------------

         Immediately upon issuance or amendment of any Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, with out recourse or warranty, an undivided interest and participation in all rights and obligations under such Letter of Credit (other than fees and other amounts owing to the Issuing Bank) in accordance with such Lender's Proportionate Share.

         3.5      PAYMENTS OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT.
                  --------------------------------------------------

         The Agent shall notify the Hawk Funds Administrator of the receipt by the Agent of notice from the Issuing Bank of a draft or other presentation for payment or drawing under a Letter of Credit not later than 11:00 A.M. Chicago time on the Business Day immediately prior to the date on which the Issuing Bank intends to honor such drawing. Unless the procedures set forth in SECTION 9.2(c) shall be applicable, the Hawk Funds Administrator shall be deemed to have concurrently given a Notice of Borrowing to the Agent to make a Revolving Loan in the amount of and at the time of such drawing (which Revolving Loan shall be a Prime Rate Loan), the proceeds of which shall be applied directly by the Agent to reimburse the Issuing Bank for the amount of such drawing.

         3.6      PAYMENT BY LENDERS.
                  -------------------

         If a Revolving Loan is not made in an amount sufficient to reimburse the Issuing Bank in full for the amount of any draw under a Letter of Credit, the Agent shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Each Lender shall make available to the Agent, for the account of the Issuing Bank, the amount of its participation in immediately available funds not later than 1:00 P.M. Chicago time on the next Business Day after such Lender receives notice from the Agent of the amount of such Lender's participation in such unreimbursed amount. If any Lender fails to make available to the Agent the amount of such Lender's participation, the Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest at the Federal Funds Rate for the first three Business Days and thereafter at the Prime Lending Rate. For each Letter of Credit, the Agent shall promptly distribute to each Lender which has funded the amount of its participation its Proportionate Share of all payments subsequently received by the Agent from the Borrowers in reimbursement of honored drawings.

         3.7      OBLIGATIONS ABSOLUTE.
                  ---------------------

         The joint and several obligations of the Borrowers to reimburse the Lenders under SECTION 3.5 hereof shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances including, without limitation, upon the occurrence and during the continuance of an Event of Default.

         3.8      AGENT'S EXECUTION OF APPLICATIONS AND OTHER ISSUING BANK
                  --------------------------------------------------------
                  DOCUMENTATION; RELIANCE ON CREDIT AGREEMENT BY ISSUING
                  ------------------------------------------------------
                  BANK.
                  -----

         The Agent shall be authorized to execute, deliver and perform on behalf of the Lenders such letter of credit applications, shipping indemnities, letter of credit modifications and consents and other undertakings for the benefit of the Issuing Bank as may be reasonably necessary or appropriate in connection with the issuance or modification of Letters of Credit requested by the Borrowers hereunder. The Lenders, the Agent, the Borrowers and the Hawk Funds Administrator all expressly agree that the terms of this ARTICLE 3 and various other provisions of this Credit Agreement identifying the Issuing Bank are also intended to benefit the Issuing Bank and the Issuing Bank shall be entitled to enforce the provisions hereof which are for its benefit.


                ARTICLE 4. COMPENSATION, REPAYMENT AND REDUCTION
                           -------------------------------------
                                 OF COMMITMENTS.
                                 ---------------

         4.1      INTEREST ON REVOLVING LOANS.
                  ----------------------------

                  (a) Interest on the unpaid principal amount of Revolving Loans which are Prime Rate Loans shall be payable monthly in arrears, on the first Business Day of each month, at an interest rate per annum equal to the Prime Lending Rate PLUS one percent (1.0%) calculated on the net balances owing to the Agent and the Lenders at the close of business each day during such month. The rate hereunder shall change each day the Prime Lending Rate changes.

                  (b) Interest on the unpaid principal amount of Revolving Loans which are LIBOR Rate Loans shall be payable on the earliest to occur of
         (i) the last day of each Interest Period with respect to such LIBOR Rate Loans, (ii) ninety (90) days following the commencement of such LIBOR Rate Loans, (iii) the date of conversion of such LIBOR Rate Loans (or a portion thereof) to a Prime Rate Loan and (iv) the maturity of such LIBOR Rate Loans, at an interest rate per annum equal during the Interest Period for such LIBOR Rate Loans to the LIBOR Rate for the Interest Period in effect for such LIBOR Rate Loans PLUS two and one-quarter percent (2.25%). After maturity of such LIBOR Rate Loans (whether by acceleration or otherwise), interest shall be payable upon demand. The Agent upon determining the LIBOR Rate for any Interest Period shall promptly notify the Hawk Funds Administrator and the Lenders by telephone (confirmed promptly in writing) or in writing thereof. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent demonstrable error.

                  (c) Notwithstanding the provisions of SECTION 4.1(b), the Borrowers shall pay to each Lender, so long as and to the extent such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Revolving Loan comprised of LIBOR Rate Loans of such Lender, from the date of such LIBOR Rate Loan until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the LIBOR Rate for the applicable Interest Period for such LIBOR Rate Loan from (ii) the rate obtained by dividing such LIBOR Rate by a percentage equal to 1 MINUS the stated maximum rate (stated as a decimal) applicable two (2) Business Days before the first day of such Interest Period of all reserves, if any, required to be maintained against "EUROCURRENCY LIABILITIES" as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents) having a term equal to the Interest Period applicable to such LIBOR Rate Loan. Such Lender shall as soon as practicable provide notice to the Agent and the Hawk Funds Administrator of any such additional interest arising in connection with such LIBOR Rate Loan, which notice shall be conclusive and binding, absent demonstrable error.

         4.2      UNUSED LINE FEE.
                  ----------------

         The Borrowers shall pay to the Agent, for the ratable benefit of the Lenders, a non-refundable fee (the "UNUSED LINE FEE") equal to one-half of one percent (0.50%) per annum of the unused portion of the Line of Credit (with any outstanding Letters of Credit constituting usage of the Line of Credit). The Unused Line Fee shall accrue daily from the Closing Date until the Expiration Date, and shall be due and payable monthly in arrears, on the first Business Day of each month and on the Expiration Date.

         4.3      LETTER OF CREDIT FEES.
                  ----------------------

                  (a) The Agent, for the ratable benefit of the Lenders, shall be entitled to charge to the account of the Borrowers on the first Business Day of each month, a fee (the "LETTER OF CREDIT FEE"), in an amount equal to two percent (2.0%) per annum of the daily weighted average undrawn amount of Letters of Credit outstanding during the immediately preceding month. In addition, the Agent, for its own account, shall be entitled to charge to the account of the Borrowers on the date of issuance of any standby Letter of Credit, a facing fee equal to one-half of one percent (0.50%) on the initial face amount of each such standby Letter of Credit (the "L/C FACING FEE").

                  (b) The Agent shall also be entitled to charge to the account of the Borrowers, as and when incurred by the Agent or any Lender, the customary charges, fees, costs and expenses charged to the Agent or any Lender for the Borrower's account by any Issuing Bank (the "ISSUING BANK FEES") in connection with the issuance, transfer, drawing, amendment or negotiation of any Letters of Credit by the Issuing Bank. Each determination by the Agent of Letter of Credit Fees, L/C Facing Fees, Issuing Bank Fees and other fees, costs and expenses charged under this Section shall be conclusive and binding for all purposes, absent manifest error.

         4.4      INTEREST AND LETTER OF CREDIT FEES AFTER EVENT OF
                  -------------------------------------------------
                  DEFAULT.
                  --------

         From the date of occurrence of an Event of Default until the earlier of the date upon which (i) all Obligations shall have been paid and satisfied in full or (ii) such Event of Default shall have been waived, interest on the Revolving Loans and Letter of Credit Fees on Letter of Credit Obligations shall each be payable on demand at a rate per annum equal to, with respect to the Revolving Loans, the rate in effect under SECTION 4.1, PLUS two percent (2%), and with respect to the Letter of Credit Obligations, the rate at which Letter of Credit Fees are charged pursuant to the first sentence of SECTION 4.3(a), PLUS two percent (2%).

         4.5      COLLATERAL MONITORING FEE.

         The Borrowers shall pay to the Agent, for its own account, a non-refundable annual collateral monitoring fee (the "COLLATERAL MONITORING FEE") in the amount of $25,000. The Collateral Monitoring Fee shall be fully earned and payable on the Closing Date and on each anniversary thereof.

         4.6      EXPENSES.
                  ---------
         The Borrowers shall reimburse the Expenses of the Agent or any Lender, as the case may be, within five (5) Business Days of Agent's written demand therefor.

         4.7      MANDATORY PAYMENT OF REVOLVING LOANS; REDUCTIONS OF
                  ---------------------------------------------------
                  COMMITMENTS.
                  ------------

                  (a) Except during the period described in SECTION 2.2(b)(ii), the aggregate outstanding principal amount of Revolving Loans PLUS Letter of Credit Obligations at any time in excess of the lesser at such time of (i) the Line of Credit and (ii) the Borrowing Base, shall be immediately due and payable without the necessity of any demand.

                  (b) On the Expiration Date, the Commitment of each Lender shall automatically reduce to zero (-0-) and may not be reinstated.

                  (c) The Borrowers may reduce or terminate the Line of Credit in whole or in part at any time and from time to time; PROVIDED, THAT each such reduction must be in an amount not less than $5,000,000 (and in increments of $1,000,000 in excess thereof). Once reduced, no portion of the Line of Credit so reduced may be reinstated. If the Borrowers seek to reduce the Line of Credit to less than $10,000,000, then the Line of Credit shall be reduced to zero (-0-).

         4.8      MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF ACCOUNT.
                  ---------------------------------------------------

         The Agent shall maintain an account on its books in the name of the Borrowers (the "LOAN ACCOUNT") in which the Borrowers will be charged with all loans and advances made by the Lenders to the Borrowers or for the account of the Borrowers, including the Revolving Loans and all Letter of Credit Obligations, the Fees, the Expenses and any other Obligations, as and when such payments become due. The Loan Account will be credited with all payments received by the Agent from the Borrowers or for the account of the

Borrowers, including all amounts received in the BT Account from the Lockbox Banks. After the end of each month, the Agent shall send the Hawk Funds Administrator a monthly statement accounting for the charges, loans, advances and other transactions occurring among and between the Agent, the Lenders and the Borrowers during that month, PROVIDED, THAT the failure of the Agent to send such statement to the Hawk Funds Administrator shall not relieve the Borrowers of any Obligations. Absent demonstrable error, each monthly statement shall be an account stated and shall be final, conclusive and binding on the Borrowers.

         4.9      PAYMENT PROCEDURES.
                  -------------------

         Payments of Fees, principal of and interest on the Revolving Loans and Expenses payable to the Agent or any Lender shall be made in each case not later than 2:00 P.M. Chicago time on the day when due, in immediately available dollars, to the offices of the Agent, at the address set forth in SECTION 11.7, or as the Agent may otherwise direct the Hawk Funds Administrator. The Borrowers hereby authorize the Agent to charge the Loan Account with the amount of all payments to be made hereunder and under the other Credit Documents, including all Fees and Expenses, as and when such payments become due. The joint and several obligations of the Borrowers to the Lenders with respect to such payments shall be discharged by making such payments to the Agent pursuant to this Section or by the charging of the Loan Account by the Agent.

         4.10     COLLECTION OF ACCOUNTS.
                  -----------------------

         Borrowers shall at all times maintain lockboxes ("LOCKBOXES") and shall instruct all account debtors on the Accounts of the respective Borrowers to remit all Collections to the Lockboxes. No later than the earlier to occur of
(i) the Initial Funding Date and (ii) January 31, 1997, the Borrowers, the Agent and financial institutions selected by the Borrowers and acceptable to the Agent (each a "LOCKBOX BANK") shall enter into agreements in form and substance reasonably satisfactory to Agent, PROVIDED, THAT Agent agrees that Key Bank is acceptable to Agent as a Lockbox Bank (each a "LOCKBOX AGREEMENT"), which, among other things, shall provide for the opening of an account for the deposit of Collections (a "LOCKBOX ACCOUNT") at each Lockbox Bank. All Collections, all other cash payments made for Inventory and all other payments of any kind constituting proceeds of Collateral and received by or for the account the respective Borrowers from any Person, promptly upon receipt shall be deposited into a Lockbox Account in the identical form in which such payment was made, whether by cash or check. Termination of such arrangements shall also be subject to approval by the Agent. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, from and after the Initial Funding Date, during any period of time when either (i) an Event of Default has occurred and is continuing, or (ii) unused availability under the Borrowing Base is less than $5,000,000, the Agent may, in its sole discretion, cause all available amounts held in each Lockbox Account to be wired each Business Day into an account (the ("BT ACCOUNT") maintained by the Agent with Bankers Trust Company. Amounts received in the BT Account from the Lockbox Banks shall be credited to the Loan Account and distributed and applied as set forth in SECTION 4.11.

         4.11     DISTRIBUTION AND APPLICATION OF COLLECTIONS AND OTHER
                  -----------------------------------------------------
                  AMOUNTS.
                  --------

         All Collections received by the Agent, and all other amounts received by the Borrowers and delivered to the Agent, shall be credited to the Loan Account, unless an Event of Default has occurred and is continuing, in which case such Collections and other amounts shall be distributed and applied in the following order: FIRST, to the payment of any Fees, Expenses or other Obligations due and payable to the Agent under any of the Credit Documents, including Agent Advances and any other amounts advanced by the Agent on behalf of the Lenders; SECOND, to the payment of any Fees, Expenses or other Obligations due and payable to the Issuing Bank under any of the Credit Documents; THIRD, to the ratable payment of any Fees, Expenses or other Obligations due and payable to the Lenders under any of the Credit Documents other than those Obligations specifically referred to in this Section; FOURTH, to the ratable payment of interest due on the Revolving Loans; and, FIFTH, to the ratable payment of principal due on the Revolving Loans.

         4.12     CALCULATIONS.
                  -------------

         All calculations of (i) interest hereunder and (ii) Fees, including, without limitation, Unused Line Fees and Letter of Credit Fees, shall be made by the Agent, on the basis of a year of 360 days, or, if such computation would cause the interest and fees chargeable hereunder to exceed the Highest Lawful Rate, 365/366 days, in each case for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable. Each determination by the Agent of an interest rate, Fee or other payment hereunder shall be conclusive and binding for all purposes, absent manifest error.

         4.13     SPECIAL PROVISIONS RELATING TO LIBOR RATE LOANS.
                  ------------------------------------------------

                  (a) CONTINUATION. With respect to any Borrowing consisting of LIBOR Rate Loans, the Borrowers may, subject to the provisions of
         SECTION 4.13(c), elect to maintain such Borrowing or any portion thereof as consisting of LIBOR Rate Loans by selecting a new Interest Period for such Borrowing, which new Interest Period shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by notice given not later than noon Chicago time on the third Business Day prior to the date of any such continuation relating to LIBOR Rate Loans, by the Hawk Funds Administrator to the Agent. Such notice by the Hawk Funds Administrator of a continuation (a "NOTICE OF CONTINUATION") shall be by telephone or facsimile transmission, and if by telephone, promptly confirmed in writing, substantially in the form of EXHIBIT D, in each case specifying (i) the date of such continuation, (ii) the Type of Revolving Loans subject to such continuation, (iii) the aggregate amount of Revolving Loans subject to such continuation and (iv) the duration of the selected Interest Period. The Borrowers may elect to maintain more than one Borrowing consisting of LIBOR Rate Loans by combining such Borrowings into one Borrowing and selecting a new Interest Period pursuant to this SECTION 4.13(a). If the Borrowers shall fail to select a new Interest Period for any Borrowing consisting of LIBOR Rate Loans in accordance with this SECTION 4.13(a), such Revolving Loans will automatically, on the last day of the then existing Interest Period therefor, convert into Prime Rate Loans. The Agent shall give each Lender prompt notice by telephone or facsimile transmission of each Notice of Continuation.

                  (B) CONVERSION. The Borrowers may on any Business Day (so long as no Default or Event of Default has occurred and is continuing), upon notice (each such notice, a "NOTICE OF CONVERSION") given to the Agent, and subject to the provisions of SECTION 4.13(c), convert the entire amount of or a portion of all Revolving Loans of one Type comprising the same Borrowing into Revolving Loans of another Type; PROVIDED, THAT any conversion of any LIBOR Rate Loans into Revolving Loans of another Type shall be made on, and only on, the last day of an

         Interest Period for such LIBOR Rate Loans and, upon conversion of any Prime Rate Loans into Revolving Loans of another Type, the Borrowers shall pay accrued interest to the date of conversion on the principal amount converted. Each such Notice of Conversion shall be given not later than Noon Chicago time on the Business Day prior to the date of any proposed conversion into Prime Rate Loans and on the third Business Day prior to the date of any proposed conversion into LIBOR Rate Loans. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone or facsimile transmission, and if by telephone, promptly confirmed in writing, substantially in the form of EXHIBIT E, in each case specifying (i) the requested date of such conversion, (ii) the Type of Revolving Loans to be converted (iii) the portion of such Type of Revolving Loan to be converted, (iv) the Type of Revolving Loans such Revolving Loans are to be converted into and (v) if such conversion is into LIBOR Rate Loans, the duration of the Interest Period of such Revolving Loan. Each conversion shall be in an aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. The Borrowers may elect to convert the entire amount of or a portion of all Revolving Loans of one Type comprising more than one Borrowing into Revolving Loans of another Type by combining such Borrowings into one Borrowing; PROVIDED, THAT if the Borrowings so combined consist of LIBOR Rate Loans, such Loans shall have Interest Periods ending on the same date.

                  (c) CERTAIN LIMITATIONS ON LIBOR RATE LOANS. The right of the Borrowers to maintain, select, continue or convert
         LIBOR Rate Loans shall be limited as follows:

                             (i) If the Agent is advised by Bankers Trust
                  Company that it is not offering United States dollar deposits (in the applicable amounts) in the London interbank market, or the Agent determines that adequate and fair means do not otherwise exist for ascertaining the LIBOR Rate or LIBOR Rate Loans comprising any requested Borrowing, continuation or conversion, the right of the Borrowers to select or maintain LIBOR Rate Loans for such Borrowing or any subsequent Borrowing shall be suspended until the Agent shall notify the Hawk Funds Administrator and the Lenders that the circumstances causing such suspension no longer exists, and each Revolving Loan shall be made as a Prime Rate Loan.

                            (ii) If the Majority Lenders shall, at least one
                  Business Day before the date of any requested Borrowing, continuation or conversion, notify the Agent that the LIBOR Rate for Revolving Loans comprising such Borrowing will not adequately reflect the cost to such Lenders of making or funding their respective Revolving Loans for such Borrowing, the right of the Borrowers to select LIBOR Rate Loans for such Borrowing shall be suspended until the Agent shall notify the Hawk Funds Administrator and the Lenders that the circumstances causing such suspension no longer exist, and each Revolving Loan comprising such Borrowing and each other Borrowing requested during such period of suspension shall be made as a Prime Rate Loan.

                           (iii) If at any time any Lender determines (which
                  determination shall, absent manifest error, be conclusive and binding on all parties) that the making, continuation or conversion of any Revolving Loan as a LIBOR Rate Loan by such Lender has become unlawful or impermissible by reason of compliance by that Lender with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law), then, and in any such event, such Lender may give notice of that determination in writing, to the Agent and the Hawk Funds Administrator and the Agent shall promptly transmit the notice to each other Lender. Until such Lender gives notice otherwise, the right of the Borrowers to select LIBOR Rate Loans from that Lender shall be suspended and each Revolving Loan made by that Lender, notwithstanding the Type of Revolving Loan made by the other Lenders, shall be a Prime Rate Loan and each LIBOR Rate Loan outstanding from that Lender shall automatically, on the last day of the existing Interest Period therefor (or earlier, if so required under such law, rule, regulation or order), convert to a Prime Rate Loan.

                            (iv) No Agent Advance shall be made as a LIBOR Rate
                  Loan.

                             (v) No Revolving Loans may be made, continued or
                  converted as or to LIBOR Rate Loans at any time that a Default or Event of Default shall have occurred and be continuing.

         (d)      COMPENSATION.
                  ------------

                             (i) Each Notice of Continuation and Notice of
                  Conversion shall be irrevocable by and binding on the Borrowers. In the case of any Borrowing, continuation or conversion that the related Notice of Borrowing, Notice of Continuation or Notice of Conversion specifies is to be comprised of LIBOR Rate Loans, the Borrowers shall indemnify each Lender against any loss, cost or expense incurred by such Person as a result of any failure to fulfill, on or before the date for such Borrowing, continuation or conversion specified in such Notice of Borrowing, Notice of Continuation or Notice of Conversion, the applicable conditions set forth in ARTICLE 5, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund the Revolving Loan to be made by such Lender as part of such Borrowing, continuation or conversion.

                            (ii) If any payment of principal of, or conversion
                  or continuation of, any LIBOR Rate Loan is made other than on the last day of the Interest Period for such Loan as a result of a payment, prepayment, conversion or continuation of such Loan or acceleration of the maturity of the Revolving Notes or for any other reason, the Borrowers shall, upon demand by any Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by any Lender to fund or maintain such Loan.

                           (iii) Calculation of all amounts payable to a Lender
                  under this SECTION 4.13(d) shall be made as though such Lender elected to fund all LIBOR Rate Loans by purchasing United States dollar deposits in its LIBOR Lending Office's interbank Eurodollar market.

         4.14     INDEMNIFICATION IN CERTAIN EVENTS.
                  ----------------------------------

                  (a) INCREASED COSTS. If after the Closing Date, either (i) any change in or in the interpretation of any law or regulation is introduced, including, without limitation, with respect to reserve requirements applicable to the Agent, to any of the Lenders, Bankers Trust Company or any other affiliated banking or financial institution from whom any of the Lenders borrows funds or obtains credit (a "FUNDING BANK"), or (ii) the Agent, a Funding Bank or any of the Lenders complies with any future guideline or request from any central bank or other Governmental Authority proposed or promulgated after the date of the Agreement or (iii) the Agent, a Funding Bank or any of the Lenders determines that the adoption of any applicable law, rule or regulation regarding capital adequacy or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof announced after the date of this Credit Agreement has or would have the effect described below, or the Agent, a Funding Bank or any of the Lenders complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency announced after the date of this Credit Agreement and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any of such Person's capital as a consequence of its obligations hereunder to a level below that which such Person could have achieved but for such adoption, change or compliance (taking into consideration such Person's policies with respect to capital adequacy) by an amount deemed by such Person to be material, and any of the foregoing events described in CLAUSES (i),
         (ii) OR (iii) increases the cost to the Agent, or any of the Lenders of
         (A) funding or maintaining any Commitment or (B) issuing, causing the issuance of making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or reduces the amount receivable in respect thereof by the Agent or any Lender, then the Borrowers shall upon demand by the Agent at any time within one hundred eighty (180) days after the date on which an officer of the Agent, such Funding Bank or such Lender, as the case may be, responsible for overseeing this Credit Agreement knows or has reason to know of its right to additional compensation under this SECTION 4.14(a), pay to the Agent, for the account of such Lender or, as applicable, the Agent or a Funding Bank, additional amounts sufficient to reimburse the Agent, such Funding Bank and such Lender against such increase in cost or reduction in amount receivable; PROVIDED, HOWEVER, that if the Agent or any such Lender or Funding Bank, as the case may be, fails to deliver such demand within such 180 day period, such entity shall only be entitled to additional compensation for any such costs incurred from and after the date that is one hundred eighty (180) days prior to the date the Borrowers received such demand; and PROVIDED FURTHER, HOWEVER, that before making any such demand, the Agent and each Lender agree to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, and setting forth in reasonable detail the calculation thereof, shall be submitted to the Hawk Funds Administrator by the Agent, or the applicable Lender or Funding Bank, and shall be conclusive absent demonstrable error.

                  (b) Each Lender will promptly notify the Agent, and the Agent will promptly notify the Hawk Funds Administrator, of any event of which it has knowledge that would entitle such entity to additional compensation under this SECTION 4.14. Neither the Agent nor any Lender shall request any additional compensation under this SECTION 4.14 unless it is generally making similar requests of other borrowers similarly situated, and the Agent and each Lender agrees to use a reasonable basis for calculating amounts allocable to its commitment to lend or its Loans and Letter of Credit Obligations, if any, hereunder.


                        ARTICLE 5. CONDITIONS PRECEDENT.
                                   ---------------------

         5.1      CONDITIONS PRECEDENT TO INITIAL REVOLVING LOAN AND LETTER
                  ---------------------------------------------------------
                  OF CREDIT.
                  ----------

         The obligation of each Lender to fund its Proportionate Share of the initial Borrowing (or, if it shall occur earlier, the obligation of the Agent to cause the issuance by the Issuing Bank of the initial Letter of Credit and of each Lender to purchase a participation therein) is in each case subject to the satisfaction or waiver of the following conditions precedent:

                  (a) CLOSING DOCUMENTS. The Agent and the Lenders shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the List of Closing Documents attached hereto as SCHEDULE A (the "CLOSING DOCUMENT LIST").

                  (b) FEES AND EXPENSES. All Fees and Expenses payable by the Borrowers hereunder on or before the Initial Funding Date shall have been paid in full.

                  (c) HAWK MERGER. The Hawk Merger shall have been consummated, and shall have become effective, in each case pursuant to the Hawk Merger Documents and all applicable Requirements of Law.

                  (d) ISSUANCE OF SENIOR NOTES. Hawk shall have received gross cash proceeds of at least $100,000,000 from the issuance of the Senior Notes and shall have used such proceeds to repay in full all of the Old BT Debt and all documents, agreements and instruments evidencing and/or executed in connection with the Old BT Debt shall have terminated and shall be of no further force or effect.

                  (e) AMENDMENT OF SUBORDINATED NOTE DOCUMENTS. The Subordinated Note Documents shall have been amended to permit the issuance of the Senior Notes and the other transactions contemplated by the Senior Note Documents.

                  (f) NO DEFAULT UNDER NOTE DOCUMENTS. Before and after giving effect to the funding of such Borrowing or to the issuance of such Letter of Credit, as the case may be, no default under any of the Note Documents shall have occurred and be continuing.

                  (g) NOTE DOCUMENTS. Borrowers shall have delivered or caused to be delivered to the Agent true and correct copies of the Note Documents (certified as such by an officer of the Hawk Funds Administrator), and all of the respective terms and conditions thereof shall be in form and substance reasonably satisfactory to the Agent and the Majority Lenders.

                  (h) OTHER DOCUMENTS. Borrowers shall have delivered or caused to be delivered to the Agent, in each case in form and substance satisfactory to Agent, (i) all information required pursuant to SECTION
         7.2 and (ii) such other business and/or financial and data and other information as the Agent shall reasonably request.

                  (i) OFFICER'S CERTIFICATE. The Agent shall have received a certificate dated the Initial Funding Date signed on behalf of the Hawk Funds Administrator and each of the Borrowers by the Chairman or Vice Chairman of the Hawk Funds Administrator stating that all of the conditions set forth in SECTIONS 5.1(c) through (g), and SECTIONS 5.2(a) through (c), inclusive, have been satisfied on and as of such date.

         5.2      CONDITIONS PRECEDENT TO ALL REVOLVING LOANS AND LETTERS
                  -------------------------------------------------------
                  OF CREDIT.
                  ----------

         The obligation of each Lender to fund its Proportionate Share of any requested Revolving Loan (or of the Agent to cause the Issuing Bank to issue any requested Letter of Credit and of each Lender to purchase a participation therein) is in each case subject to the satisfaction of the conditions precedent set forth below. Each Notice of Borrowing, each Letter of Credit Request and each issuance by any Borrower of a check drawn against, or request for transfer from, the Disbursement Account shall constitute a representation and warranty to the Agent and each Lender by the Borrowers that such conditions are satisfied.

                  (a) All representations and warranties contained in this Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date of such Notice of Borrowing, Letter of Credit Request, or issuance of a check drawn against, or request for transfer from, the Disbursement Account both before and after giving effect thereto and to the application of the proceeds thereof, in each case as if then made, other than representations and warranties that expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate in all material respects on and as of such earlier date);

                  (b) No Default or Event of Default shall have occurred or could reasonably be expected to result from the making of the requested Revolving Loan or the issuance of the requested Letter of Credit, which has not been waived; and

                  (c) Since December 31, 1995 no event has occurred which has had or could reasonably be expected to have a Material Adverse Effect.


                   ARTICLE 6. REPRESENTATIONS AND WARRANTIES.
                              -------------------------------

         To induce the Agent and the Lenders to enter into this Credit Agreement and to induce the Lenders to make the Loans and other financial accommodations described herein, each of the Borrowers hereby represents and warrants to the Agent and the Lenders that, after giving effect to the events described in SECTIONS 5.1(d) and (e), the representations and warranties contained in this
ARTICLE 6 are true and correct. Such representations and warranties, and all other representations and warranties made by the Borrowers in any other Credit Documents, shall survive the execution and delivery of this Credit Agreement and such other Credit Documents.

         6.1      ORGANIZATION AND QUALIFICATION.
                  -------------------------------

         Each Credit Party and each Subsidiary of each Credit Party (i) are corporations duly organized, validly existing and in good standing under the laws of the respective states or other jurisdictions of their incorporation,
(ii) have the power and authority to own their respective properties and assets and to transact their respective businesses in which they presently are, or propose to be, engaged and (iii) are duly qualified and are authorized to do business and are in good standing in each of the respective jurisdictions where they presently are, or propose to be, engaged in business, in each case, except where any failures to do so could not reasonably be expected singly or in the aggregate to have a Material Adverse Effect. SCHEDULE B, PART 6.1 lists all jurisdictions in which each Credit Party and each Subsidiary of each Credit Party are qualified to do business as foreign corporations.

         6.2      AUTHORITY.
                  ----------

         Each Credit Party and each Subsidiary of each Credit Party has the requisite corporate power and authority to execute, deliver and perform the respective Credit Documents to which they are parties. All corporate action necessary for the execution, delivery and performance of any of the Credit Documents by each Credit Party and each Subsidiary of each Credit Party which is a party thereto has been taken.

         6.3      ENFORCEABILITY.
                  ---------------

         This Credit Agreement and each of the other Credit Documents are the legal, valid and binding obligations of each Credit Party and each Subsidiary of each Credit Party which are parties thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally, and (ii) general principles of equity.

         6.4      NO CONFLICT.

         The execution, delivery and performance of each Credit Document by each Credit Party and each Subsidiary of each Credit Party which are parties thereto are not in contravention of (i) the Governing Documents of such Persons, or (ii) any Requirement of Law, or (iii) any material indenture, contract, agreement or instrument or other commitment to which any or all of such Persons are parties or by which any of such Persons or any of its properties are bound, including, in any event, any of the Note Documents, and will not, except as contemplated herein, result in the imposition of any Liens upon any of the properties of any of such Persons.

         6.5      CONSENTS AND FILINGS.
                  ---------------------

         No consent, authorization, permit or filing is required in connection with the execution, delivery and performance of this Credit Agreement or any Credit Document by any Credit Party or any Subsidiary of any Credit Party which are parties thereto, or in connection with the continuing operations of such Persons, except (i) those that have been obtained or made and (ii) filings necessary to create, perfect or retain the perfection of Liens against the Collateral.

         6.6      GOVERNMENT REGULATION.
                  ----------------------

         No Borrower nor any Subsidiary of any Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, or any other similar Requirement of Law that limits the respective abilities of such Persons to incur indebtedness or consummate the transactions contemplated in this Credit Agreement and the other Credit Documents.

         6.7      SOLVENCY.
                  ---------

         The fair saleable value of the assets of the Consolidated Entity exceeds all its probable liabilities, including those to be incurred pursuant to this Credit Agreement and the other Credit Documents. The Consolidated Entity
(i) does not have unreasonably small capital in relation to the business in which it is or proposes to be engaged and (ii) has not incurred and does not believe that it will incur, after giving effect to the transactions contemplated by this Credit Agreement, debts beyond its ability to pay as such debts become due.

         6.8      RIGHTS IN COLLATERAL; PRIORITY OF LIENS.
                  ----------------------------------------

         All property constituting Collateral is owned or leased by the respective Borrowers, free and clear of any and all Liens in favor of third parties, other than Permitted Liens. Upon the proper filing of the UCC financing and termination statements, in each case listed in the Closing Document List, the security interests granted pursuant to the Credit Documents constitute valid and enforceable first, prior (subject to Permitted Liens) and perfected Liens on the Collateral, to the extent such Liens can be perfected by the filing of such financing statements.

         6.9      FINANCIAL DATA.
                  ---------------

         The Borrowers have provided or caused to be provided to the Agent and each of the Lenders complete and accurate copies of the audited and unaudited Financial Statements included in the Offering Memorandum dated November 22, 1996, relating to the Senior Notes. All such Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved and fairly present in all material respects the respective consolidated financial positions, results of operations and cash flows of Persons indicated for each of the periods covered subject, in the case of interim Financial Statements, to normal year-end audit adjustments. The Consolidated Entity has no Contingent Obligation (or any other material liabilities which were not incurred by the Borrowers in the ordinary course of business) which is not reflected in such Financial Statements or the footnotes thereto, or is not otherwise disclosed on SCHEDULE B, PART 6.9.

         6.10     LOCATIONS OF OFFICES, RECORDS AND INVENTORY.
                  --------------------------------------------

         (a) The address of the principal place of business and, if there is more than one principal place of business, the chief executive office, of each Borrower is set forth on SCHEDULE B, PART 6.10(a), as the same may be amended after the Closing Date in accordance with SECTION 11.11. The books and records of each Borrower, and all its chattel paper, if any, and records of Accounts, are maintained exclusively at one or more of such locations.

         (b) There is no location in which any Borrower has any Collateral (except for vehicles and Inventory in transit and Inventory with an aggregate book value for all Borrowers not exceeding $4,000,000, delivered to third-parties for processing and similar services) other than those locations identified on SCHEDULE B, PART 6.10(b), as the same may be amended after the Closing Date in accordance with SECTION 11.11. A complete list of the legal name and address of each warehouse at which Inventory of any Borrower is stored is set forth on SCHEDULE B, PART 6.10(b), as the same may be amended after the Closing Date in accordance with SECTION 11.11. None of the receipts received and to be received by any Borrower from any warehouseman state that the Inventory covered thereby is to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns, in each case other than such Borrower.

         6.11     SUBSIDIARIES; OWNERSHIP OF STOCK.
                  ---------------------------------

         As of the Closing Date, (i) the only direct or indirect Subsidiaries of the respective Credit Parties are those listed on SCHEDULE B, PART 6.11, (ii) each Credit Party is the record and beneficial owner of all of the respective shares of capital stock of each of its Subsidiaries listed on SCHEDULE B, PART 6.11, (iii) there are no proxies, irrevocable or otherwise, with respect to such shares, and no equity securities of any of such Subsidiaries are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any such Subsidiary, and
(iv) there are no contracts, commitments, understandings or arrangements by which any such Subsidiary is or may become bound to issue additional shares of its capital stock or securities convertible into or exchangeable for such shares. All of such shares so owned by any Credit Party are owned by such Credit Party free and clear of any Liens.

         6.12     NO JUDGMENTS OR LITIGATION.
                  ---------------------------

         No judgments, orders, writs or decrees are outstanding against any Credit Party or any Subsidiary of any Credit Party, nor is there now pending or, to any Credit Party's knowledge, threatened, any litigation, contested claim, investigation, arbitration, or governmental proceeding by or against any Credit Party or any Subsidiary of any Credit Party other than (i) as set forth on SCHEDULE B, PART 6.12, or (ii) with respect to matters arising after the Closing Date, that singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         6.13     NO DEFAULTS.
                  ------------

         No Credit Party nor any Subsidiary of any Credit Party is in default under (i) the Note Documents or (ii) any term of any other indenture, contract, lease, agreement, instrument or commitment to which any of them is a party or by which any of them is bound, in the case of the items described in CLAUSE (ii) above, the default under which singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. No Credit Party knows of any dispute regarding any such indenture, contract, lease, agreement, instrument or other commitment.

         6.14     LABOR MATTERS.
                  --------------

         SCHEDULE B, PART 6.14 accurately sets forth all labor union contracts to which any Borrower or any Subsidiary of any Borrower is a party as of the Closing Date (including their dates of expiration). There are no existing or, to the knowledge of any Borrower, threatened strikes, lockouts or other disputes relating to any collective bargaining or similar agreement to which any Borrower or any Subsidiary of any Borrower is a party that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect.

         6.15     COMPLIANCE WITH LAW.
                  --------------------

         No Credit Party nor any Subsidiary of any Credit Party has violated or failed to comply in any material respect with any Requirements of Law.

         6.16     ERISA.
                  ------

         No Borrower, no Subsidiary of any Borrower and no ERISA Affiliate maintains or contributes to any Plan other than those listed on SCHEDULE B, PART
6.16. Each Plan has been and is maintained and funded in accordance with its terms and in compliance with all applicable provisions of ERISA and the Internal Revenue Code. Each Borrower, each Subsidiary of a Borrower and each ERISA Affiliate has fulfilled all contribution obligations for each Plan (including obligations related to the minimum funding standards of ERISA and the Internal Revenue Code). No Termination Event has occurred nor has any other event occurred that may result in a Termination Event. No Borrower, no Subsidiary of any Borrower, no ERISA Affiliate, and no fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any Requirement of Law or agreement. No Borrower, no Subsidiary of a Borrower and no ERISA Affiliate, is required to provide security to any Plan under Section 401(a)(29) of the Internal Revenue Code.

         6.17     COMPLIANCE WITH ENVIRONMENTAL LAWS.
                  -----------------------------------

         Except as disclosed on SCHEDULE B, PART 6.17 or, with respect to matters arising after the Closing Date, as could not singly or in the aggregate reasonably be expected to have a Material Adverse Effect, (i) the operations of each Borrower and each Subsidiary of each Borrower comply with all applicable federal, state and local environmental, health and safety statutes, regulations, directions, ordinances, criteria and guidelines; (ii) no Borrower has received notice that any of the operations of such Borrower or any of its Subsidiaries is the subject of any judicial or administrative proceeding alleging the violation of any federal, state or local environmental, health or safety statute, regulation, direction, ordinance, criteria or guideline; (iii) none of the operations of such Borrower or any of its Subsidiaries is the subject of any federal or state investigation evaluating whether such Borrower or any of its Subsidiaries disposed of any hazardous or toxic waste, substance or constituent or other substance at any site that may require remedial action, or any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent or other substance into the environment; (iv) no Borrower nor any Subsidiary of any Borrower has filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous or toxic waste, substance or constituent or reporting a spill or release of a hazardous or toxic waste, substance or constituent or other substance into the environment; and (v) no Borrower nor any Subsidiary of any Borrower has any contingent liability of which the Borrower has knowledge, in connection with any release or potential release of any hazardous or toxic waste, substance or constituent or other substance into the environment, nor has the Borrower or any of its Subsidiaries received any notice, letter or other indication of potential liability arising from the disposal of any hazardous or toxic waste, substance or constituent or other substance into the environment.

         6.18     INTELLECTUAL PROPERTY.
                  ----------------------

         Each Borrower and each Subsidiary of each Borrower possesses such assets, licenses, patents, patent applications, copyrights, service marks, trademarks and trade names as are necessary or advisable to continue to conduct their respective present and proposed business activities.

         6.19     LICENSES AND PERMITS.
                  ---------------------

         Each Borrower and each Subsidiary of each Borrower has obtained and holds in full force and effect, all franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary or advisable for the operation of its business as presently conducted and as proposed to be conducted, except where the failure to obtain and hold any of the foregoing singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         6.20     TAXES AND TAX RETURNS.
                  ----------------------

                  (a) Except as set forth on SCHEDULE B, PART 6.20, all income tax returns required to be filed by each Credit Party and each Subsidiary of each Credit Party have been timely filed. The information filed is complete and accurate in all material respects. All deductions taken in such income tax returns are appropriate and in accordance with applicable laws and regulations, except deductions that may have been disallowed but are being challenged in good faith and for which adequate reserves have been made in accordance with GAAP.

                  (b) All taxes, assessments, fees and other governmental charges for periods beginning prior to the date hereof, other than such taxes, assessments, fees and other governmental charges that are not yet due and payable, have been timely paid and no Credit Party nor any Subsidiary of any Credit Party has any liability for taxes in excess of the amounts so paid or reserves so established.

                  (c) Except as set forth in SCHEDULE B, PART 6.20, no material deficiencies for taxes have been claimed, proposed or assessed by any taxing or other Governmental Authority against any Credit Party or any Subsidiary of any Credit Party and no tax liens have been filed. Except as set forth in SCHEDULE B, PART 6.20, there are no pending or, to the knowledge of any Credit Party, threatened audits, investigations or claims for or relating to any liability for taxes and there are no matters under discussion with any Governmental Authority which could reasonably be expected to result in a material additional liability for taxes. As of the Closing Date, either the federal income tax returns of Hawk have been audited by the Internal Revenue Service and such audits have been closed, or the period during which any assessments may be made by the Internal Revenue Service has expired without waiver or extension for all years up to and including the fiscal year of Hawk ended December 31, 1996. Except as set forth in SCHEDULE B, PART 6.20, as of the Closing Date, no extension of a statute of limitations relating to taxes, assessments, fees or other governmental charges is in effect with respect to any Credit Party or any Subsidiary of any Credit Party.

                  (d) Except as set forth on SCHEDULE B, PART 6.20, no Credit Party nor any Subsidiary of any Credit Party has any obligation under any written tax sharing agreement or agreement regarding payments in lieu of taxes.

         6.21     MATERIAL CONTRACTS.
                  -------------------

         SCHEDULE B, PART 6.21, contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date. Except as described on SCHEDULE B, PART 6.21, no Material Contract contains any burdensome restrictions on any Credit Party or any Subsidiary of any Credit Party or any of their respective properties that could prevent such Credit Party or Subsidiary from conducting its business as conducted on the Closing Date. As of the Closing Date, all of the Material Contracts are in full force and effect, and no defaults currently exist thereunder by any Credit Party or Subsidiary of a Credit Party that is a party thereto, or to the knowledge of any Credit Party, any other party thereto.

         6.22     ACCURACY AND COMPLETENESS OF INFORMATION.
                  -----------------------------------------

         All factual information furnished by or on behalf of any Credit Party or any Subsidiary of any Credit Party in writing to the Agent or any Lender for purposes of or in connection with this Credit Agreement or any Credit Documents or any transaction contemplated hereby or thereby, is or will be true and accurate in all material respects on the date as of which such information is dated or certified and, taken as a whole, is not incomplete by omitting to state any material fact necessary to make such information not misleading at such time.

         6.23     NO CHANGE.
                  ----------

         Since December 31, 1995, no event has occurred which has had or could reasonably be expected to have a Material Adverse Effect.


                        ARTICLE 7. AFFIRMATIVE COVENANTS.
                                   ----------------------

         Until termination of this Credit Agreement and payment and satisfaction of all Obligations due hereunder:

         7.1      FINANCIAL REPORTING.
                  --------------------

         The Credit Parties shall timely deliver to each Lender the following information:

                  (a) AUDITOR'S ENGAGEMENT LETTER. As soon as available, but in any event not later than the earlier of (i) 15 days prior to the end of each fiscal year or (ii) prior to the date the Auditors commence work on the preparation of the annual audited Financial Statement, a copy of the engagement letter between the Credit Parties and their Auditors, which engagement letter shall notify such Auditors that such annual audited Financial Statement will be delivered by the Credit Parties to the Agent and Lenders, and stating that Agent and Lenders shall be entitled to rely thereon with respect to the transactions which are the subject of this Agreement.

                  (b) ANNUAL FINANCIAL STATEMENTS. As soon as available, but not later than 90 days after each fiscal year end: (i) the annual audited consolidated, and unaudited consolidating, Financial Statements of the Consolidated Entity; (ii) a comparison in reasonable detail to the prior year annual audited Financial Statements; (iii) the Auditors' unqualified opinion, "Management Letter" (if any) and statement indicating whether the Auditors have obtained knowledge of the existence of any Default or Event of Default during their audit; (iv) a narrative discussion of the consolidated financial condition and results of operations and the consolidated liquidity and capital resources of the Consolidated Entity for such fiscal year, prepared by the chief financial officer of Hawk; and (v) a compliance certificate substantially in the form of EXHIBIT F with an attached schedule of calculations demonstrating compliance with the financial covenants set forth in ARTICLE 8.

                  (c) MONTHLY AND ANNUAL PROJECTIONS. Not later than 45 days after each fiscal year end, beginning with the fiscal year ended December 31, 1996, monthly projections of the financial condition and results of operations of the Consolidated Entity for the next succeeding year, and annual projections for each succeeding fiscal year thereafter, through and including the fiscal year in which the Expiration Date will occur, in each case containing projected consolidating balance sheets, statements of operations, statements of cash flows and statements of changes in shareholders equity.

                  (d) QUARTERLY FINANCIAL STATEMENTS. As soon as available, but not later than 45 days after each end of each of the first three fiscal quarters, and 90 days after the end of the last fiscal quarter:
         (i) Financial Statements of the Consolidated Entity as of the fiscal quarter then ended, and for the fiscal year to date; (ii) a comparison in reasonable detail to the Financial Statements for the corresponding periods of the prior fiscal year; (iii) the certification of the chief executive officer or chief financial officer of Hawk that such Financial Statements have been prepared in accordance with GAAP (subject to year-end audit adjustments); (iv) a narrative discussion of the consolidated financial condition and results of operations and the consolidated liquidity and capital resources of the Consolidated Entity for such fiscal quarter and fiscal year to date, prepared by the chief financial officer of Hawk; and (v) a compliance certificate substantially in the form of EXHIBIT F with an attached schedule of calculations demonstrating compliance with the financial covenants set forth in ARTICLE 8.

                  (e) MONTHLY FINANCIAL STATEMENTS. As soon as available, but not later than 90 days after the end of the last month in each fiscal year, 45 days after end of the last month in each fiscal quarter and 30 days after the end of each other month: (i) a balance sheet for the Consolidated Entity as at the end of such month and for the fiscal year to date and statements of operations and cash flows for such month and for the fiscal year to date; (ii) a comparison to the balance sheet, statement of operations and statement of cash flows for the same periods in the prior year; (iii) a certification by the chief executive officer or chief financial officer of Hawk that such balance sheet, statement of operations and statement of cash flows have been prepared in accordance with GAAP (subject to year-end audit adjustments); and
         (iv) a compliance certificate substantially in the form of EXHIBIT F with an attached schedule of calculations demonstrating compliance with the financial covenants set forth in ARTICLE 8.

                  (f) PUBLIC REPORTING. Promptly upon their becoming available, copies of all regular and periodic reports, proxy statements and other materials, if any, filed by any Borrower with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of such Commission, or with any national securities exchange, or distributed to the stockholders of any Borrower.

         7.2      COLLATERAL REPORTING.
                  ---------------------

         The Credit Parties shall timely deliver or cause to be delivered to the Agent the following certificates and reports:

                  (a) MONTHLY BORROWING BASE CERTIFICATES. Monthly, within fifteen (15) Business Days after the last Business Day of each month, and at any other time reasonably requested by the Agent, a Borrowing Base Certificate, which shall be: (i) substantially in the form of EXHIBIT A, detailing the Eligible Accounts Receivable and Eligible Inventory, in each case of each of the Borrowers, as of each Friday of the immediately preceding week (if a weekly Borrowing Base Certificate), or as of the last Business Day of the immediately preceding month (if a monthly Borrowing Base Certificate), or as of such other date as the Agent may request; and (ii) prepared by or under the supervision of the chief executive officer or chief financial officers of each Borrower and certified by such officer subject only to adjustment upon completion of the normal annual audit of physical inventory. Each Borrowing Base Certificate shall have attached to it such additional schedules and other information as the Agent may reasonably request, including, without limitation, an aging of Accounts.

                  (b) APPRAISALS. When requested by the Agent, (i) so long as an Event of Default shall not have occurred and be continuing, no more than once in any fiscal year of the Consolidated Entity and (ii) upon the occurrence and during the continuance of an Event of Default, at any time, a report of Inventory of each Borrower, based upon a physical count, which shall describe each Borrower's Inventory by category and by item (in reasonable detail) and report the then appraised value (at lower of cost or market) of such Inventory.

                  (c) FURTHER ASSURANCES. When requested by the Agent, any further information regarding the Collateral, business affairs and financial condition of Hawk, any other Credit Party or any Subsidiary of any Credit Party.

         7.3      NOTIFICATION REQUIREMENTS.
                  --------------------------

         The Credit Parties shall timely give to the Agent and each of the Lenders the following notices:

                  (a) NOTICE OF DEFAULTS. Promptly, and in any event within five
         (5) Business Days after becoming aware of the occurrence of a Default or Event of Default, a certificate of the chief executive officer or chief financial officer of the Hawk Funds Administrator specifying the nature thereof and the proposed response of the Credit Parties with respect thereto, each in reasonable detail.

                  (b) PROCEEDINGS OR ADVERSE CHANGES. Promptly, and in any event within five (5) Business Days after any Credit Party becomes aware of
         (i) any proceedings being instituted or threatened to be instituted by or against such Credit Party or any of its Subsidiaries in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign), which singly or in the aggregate could reasonably be expected to have a Material Adverse Effect, (ii) any order, judgment or decree in excess of $1,000,000 being entered against such Credit Party or any of its Subsidiaries or any of their respective properties or assets or (iii) any actual or prospective change, development or event which has had or could reasonably be expected to have a Material Adverse Effect, a written statement describing such proceeding, order, judgment, decree, change, development or event and any action being taken with respect thereto by such Credit Party or such Subsidiary.

                  (c) ERISA NOTICES. (i) Promptly, and in any event within thirty (30) days after any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate knows or has reason to know that a Termination Event has occurred, a written statement of the chief financial officer of Hawk Funds Administrator describing such Termination Event and any action that is being taken with respect thereto by such Borrower, such Subsidiary or such ERISA Affiliate, and any action taken or threatened by the Internal Revenue Service, Department of Labor or Pension Benefit Guaranty Corporation. Each Borrower, each Subsidiary of each Borrower and each ERISA Affiliate shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor; (ii) promptly, and in any event within three (3) Business Days after the filing thereof with the Internal Revenue Service, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate with respect to such request; and (iii) promptly, and in any event within three (3) Business Days after receipt by any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

                  (d) ENVIRONMENTAL AND HEALTH AND SAFETY NOTICES. Promptly, and in any event within thirty (30) days after receipt by any Credit Party or any Subsidiary of any Credit Party of any notice, complaint or order alleging any actual or prospective violation of any environmental, health or safety Requirement of Law or alleging responsibility for costs of a cleanup, together with a copy of such notice, complaint, or order and a written statement describing any action being taken with respect thereto by such Credit Party or Subsidiary.

                  (e) MATERIAL CONTRACTS. Promptly, and in any event within thirty (30) days after any Material Contract of any Credit Party or any Subsidiary of any Credit Party is terminated or amended or any new Material Contract is entered into, a written statement describing such event, with copies of amendments or new contracts, and an explanation of any actions being taken with respect thereto.

                  (f) COLLATERAL MATTERS. At least thirty (30) Business Days prior written notice to the Agent of any additional location of any Collateral of any Borrower or in the location of the chief executive office or places of business of any Borrower or any Subsidiary of any Borrower from the respective locations specified in SCHEDULE B, PART
         6.10. At least twenty (20) Business Days prior to any such change, the Borrowers shall cause to be executed and delivered to the Agent any financing statements or other documents reasonably required by the Agent, all in form and substance reasonably satisfactory to the Agent.

         7.4      CORPORATE EXISTENCE.
                  --------------------

         Each Credit Party shall, and shall cause each of its Subsidiaries to,
(i) maintain its corporate existence (except that Subsidiaries of a Borrower may merge with each other and with such Borrower, PROVIDED, THAT the Agent receives five (5) Business Days prior written notice thereof), (ii) maintain in full force and effect all licenses, bonds, franchises, leases, trademarks and qualifications to do business, and all patents, contracts and other similar rights necessary or advisable for the profitable conduct of their businesses,
(iii) continue in, and limit their operations to, the same general lines of business as presently conducted by them and (iv) in the case of each Credit Party, maintain all material terms and provisions of its corporate charter and bylaws in the form in effect on the Closing Date.

         7.5      BOOKS AND RECORDS; INSPECTIONS.
                  -------------------------------

         Each Borrower agrees to maintain, and to cause each of its Subsidiaries to maintain, books and records pertaining to the Collateral in such detail, form and scope as is consistent with good business practice. Each Borrower agrees that the Agent, or its agents, may enter upon the premises of such Borrower or any of its Subsidiaries at any time and from time to time, during normal business hours and upon reasonable notice under the circumstances, and at any time at all upon the occurrence and during the continuance of an Event of Default, under the supervision of an officer of such Borrower for the purposes of (i) inspecting and verifying the Collateral, (ii) inspecting and/or copying (at the expense of such Borrower) any and all records pertaining thereto, and
(iii) discussing the affairs, finances and business of such Borrower with the Auditors or any officers, employees and directors of such Borrower.

         7.6      INSURANCE.
                  ----------

         Each Borrower agrees to maintain, and to cause each of its Subsidiaries to maintain, public liability insurance, fire and extended coverage insurance and replacement value insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times satisfactory to the Agent in its commercially reasonable judgment. All policies covering the Collateral are to name the Agent as an additional insured and/or the loss payee in case of loss, and are to contain such other provisions as the Agent may reasonably require to fully protect the Agent's interest in the Collateral and to any payments to be made under such policies.

         7.7      TAXES.
                  ------

         Each Credit Party agrees to pay, when due, and to cause each of its Subsidiaries to pay when due, all taxes lawfully levied or assessed against such Credit Party, such Subsidiary or any of the Collateral before any penalty or interest accrues thereon; PROVIDED, THAT, unless such taxes have become a federal tax or ERISA Lien on any of the assets of such Credit Party or such Subsidiary, no such tax need be paid if the same is being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted and if an adequate reserve or other appropriate provision shall have been made therefor as required in order to be in conformity with GAAP.

         7.8      COMPLIANCE WITH LAWS.
                  ---------------------

         Each Credit Party agrees to comply, and to cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law applicable to the Collateral or any part thereof, or to the operation of its business or its assets generally, unless such Credit Party contests any such Requirements of Law in a reasonable manner and in good faith.

         7.9      USE OF PROCEEDS.
                  ----------------

         Proceeds of the Revolving Loans shall be used by the Borrowers solely for ongoing working capital requirements and other general corporate purposes, including Permitted Acquisitions; PROVIDED, THAT no Borrower shall use any portion of the proceeds of any Revolving Loans for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation G) in any manner which violates the provisions of Regulation G or X or of the terms and conditions of this Credit Agreement or any other Credit Document.

         7.10     FISCAL YEAR.
                  ------------

         Each Credit Party agrees to maintain, and to cause each of its Subsidiaries to maintain, its fiscal year as a year ending December 31st.

         7.11     MAINTENANCE OF PROPERTY.
                  ------------------------

         Each Borrower agrees to keep, and to cause each of its Subsidiaries to keep, all property useful and necessary to their respective businesses in good working order and condition (ordinary wear and tear excepted) in accordance with their past operating practices.

         7.12     ERISA DOCUMENTS.
                  ----------------

         Each Borrower will cause to be delivered to the Agent, upon the Agent's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of such Borrower or any of its Subsidiaries; (ii) the most recent determination letter issued by the Internal Revenue Service with respect to each Benefit Plan; (iii) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by such Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to such Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of such Borrower or any ERISA Affiliate under any Retiree Health Plan.

         7.13     ENVIRONMENTAL AND OTHER MATTERS.
                  --------------------------------

                  (a) Each Credit Party and each of its Subsidiaries will conduct their businesses so as to comply in all material respects with all environmental, land use, occupational, safety or health laws, regulations, directions, ordinances, criteria and guidelines in all jurisdictions in which any of them is or may at any time be doing business, except to the extent that such Credit Party or such Subsidiary is contesting, in good faith by appropriate legal proceedings, any such law, regulation, direction, ordinance, criteria, guideline, or interpretation thereof or application thereof; PROVIDED, THAT such Credit Party and each of its Subsidiaries shall comply with the order of any court or other Governmental Authority relating to such laws unless such Credit Party or such Subsidiary shall currently be prosecuting an appeal or proceedings for review and shall have secured a stay of enforcement or execution or other arrangement postponing enforcement or execution pending such appeal or proceedings for review.

                  (b) If the Agent reasonably believes, or the Majority Lenders reasonably believe, that the facts or circumstances evidence or suggest that any Credit Party or any Subsidiary of any Credit Party is in material non-compliance with any environmental law and that such non-compliance could reasonably be expected to have a Material Adverse Effect, then at the written request of the Agent or the Majority Lenders,

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



         which request shall specify in reasonable detail the basis therefor, at any time and from time to time, such Credit Party will provide at its sole cost and expense a Phase I or Phase II environmental site assessment report or update report concerning the site owned, operated or leased by such Credit Party or such Subsidiary in respect of which such material non-compliance is believed to have occurred and be continuing, such report to be prepared by an environmental consulting firm approved by the Agent and the Majority Lenders, indicating the presence, release or absence of hazardous materials on or from such site and the potential cost of any removal, remedial or corrective action in connection with any such hazardous materials on such site.

         7.14     FURTHER ACTIONS.
                  ----------------

         Each Credit Party shall take, and shall cause each of its Subsidiaries to take, all such further actions and execute all such further documents and instruments as the Agent may at any time determine in its sole discretion to be necessary or desirable to further carry out and consummate the transactions contemplated by the Credit Documents, to cause the execution, delivery and performance of the Credit Documents to be duly authorized and to perfect or protect the Liens (and the priority status thereof) of the Agent on the Collateral.

         7.15     DEPOSIT OF COLLECTIONS AND OTHER PROCEEDS OF COLLATERAL.
                  --------------------------------------------------------

         From and after January 31, 1997, Borrowers shall cause all Collections on all Accounts of Borrowers, and all other cash payments made for Inventory of Borrowers, and all other payments of any kind constituting proceeds of Collateral received by or for the account any Borrower from any Person, promptly upon receipt thereof to be deposited into a Lockbox Account or the BT Account in the identical form in which such payment was made, whether by cash or check.


                         ARTICLE 8. NEGATIVE COVENANTS.
                                    -------------------

         Until termination of this Credit Agreement and payment and satisfaction of all Obligations due hereunder, each Credit Party shall comply with, and, where required, shall cause each of its Subsidiaries to comply with, the following covenants:

         8.1      INTEREST COVERAGE.
                  ------------------

         The Credit Parties shall not permit the "INTEREST COVERAGE RATIO" (as hereinafter defined), determined as of March 31, 1997 and the last day of each fiscal quarter of the Consolidated Entity ending thereafter, in each case for the twelve-month period ending on such date, to be less than 1.0 to 1.0. For purposes hereof, "INTEREST COVERAGE RATIO" means, for any period, the ratio of
(i) EBITDA MINUS, Capital Expenditures MINUS income taxes paid in cash, to (ii) Interest Expense, in each case for such period.

         8.2      CAPITAL EXPENDITURES.
                  ---------------------

         The Borrowers shall not make payments for Capital Expenditures in the aggregate for all Borrowers during the fiscal year of the Consolidated Entity ending December 31, 1997, and during any fiscal year of the Consolidated Entity ending thereafter, in an amount greater than $10,000,000; PROVIDED, THAT (i) to the extent that all or any portion of such amount is not used in any fiscal year, up to seventy-five percent (75%) of such amount may be carried forward to the immediately following fiscal year to be used for Capital Expenditures and
(ii) the aggregate amount of payments for Capital Expenditures made by Borrowers in any fiscal year shall be determined without giving effect to any such payments made with all or any part of the net cash proceeds of the sale of the owned real property of certain Borrowers located in Solon, Ohio and LaVergne, Tennessee, respectively.

         8.3      ADDITIONAL INDEBTEDNESS.
                  ------------------------

          No Credit Party nor any Subsidiary of any Credit Party shall directly or indirectly incur, create, assume or suffer to exist any Indebtedness other than:

                  (a)      Indebtedness under the Credit Documents;

                  (b) Indebtedness evidenced by the Senior Notes, in an aggregate principal amount not exceeding $100,000,000 (as reduced by any repayments of principal thereof on or after the Closing Date);

                  (c) Indebtedness evidenced by the Subordinated Notes, in an aggregate principal amount not exceeding $30,000,000 (as reduced by any repayments of principal thereof on or after the Closing Date);

                  (d) Indebtedness evidenced by the Helsel Note, in an aggregate principal amount not exceeding $375,000 (as reduced by any repayments of principal thereof on or after the Closing
         Date);

                  (e) Indebtedness in the ordinary course of business under Interest Rate Agreements, Currency Agreements and commodity agreements entered into in the ordinary course of business to protect against fluctuations in the prices of raw materials and not for speculative purposes, in each case in form and substance reasonably satisfactory to the Agent;

                  (f) Indebtedness described on SCHEDULE B, PART 8.3;

                  (g) Indebtedness secured by purchase money Liens on equipment acquired after the date of this Credit Agreement not to exceed $5,000,000 in the aggregate for all of the Credit Parties outstanding at any one time ("PURCHASE MONEY LIENS") so long as (i) such Indebtedness shall be from parties and on terms and conditions satisfactory to the Agent, (ii) each Purchase Money Lien shall attach only to the property to be acquired, (iii) a description shall have been furnished to the Agent for any item of equipment for which the purchase price is greater than $1,000,000, and (iv) the debt incurred shall not exceed one hundred percent (100%) of the purchase price of the item or items of equipment purchased;

                  (h) intercompany loans and advances permitted pursuant to SECTION 8.8;

                  (i) Indebtedness represented by performance, completion, guarantee, surety and similar bonds provided by a Borrower or a Subsidiary of a Borrower in the ordinary course of business consistent with past practice;

                  (j) Indebtedness not otherwise permitted to be incurred under this SECTION 8.3, in an aggregate amount not to exceed for all Borrowers $5,000,000 at any time outstanding; and

                  (k) Indebtedness refinancing, in whole or in part, any Indebtedness incurred under CLAUSES (b), (c), (d) and (f) of this
         SECTION 8.3; PROVIDED, THAT, the terms of any such refinancing Indebtedness are no more restrictive in any material respect than the terms of the Indebtedness so refinanced; and PROVIDED FURTHER, THAT the principal amount of such refinancing Indebtedness shall not be increased above the outstanding principal amount thereof immediately prior to such refinancing.

         8.4      LIENS.
                  ------

         No Credit Party nor any Subsidiary of any Credit Party shall directly or indirectly create, incur, assume, or suffer to exist any Lien on any of its property now owned or hereafter acquired except:

                  (a) Liens granted to the Agent under the Credit
         Documents;

                  (b) Liens listed on SCHEDULE B, PART 8.4;

                  (c) Purchase Money Liens permitted under SECTION 8.3;

                  (d) Liens of warehousemen, mechanics, materialmen, workers, repairmen, common carriers, or landlords, liens for taxes, assessments or other governmental charges, and other similar Liens arising by operation of law, in each case for amounts that are not yet due and payable or that are being diligently contested in good faith by a Credit Party or Subsidiary of a Credit Party, so long as the Agent has been notified thereof and adequate reserves are maintained by such Person for their payment in accordance with GAAP;

                  (e) Attachment or judgment Liens not to exceed an aggregate of $250,000 for all of the Credit Parties, excluding amounts (i) bonded to the reasonable satisfaction of the Agent or (ii) covered by insurance to the reasonable satisfaction of the Agent;

                  (f) Deposits or pledges to secure obligations under workmen's compensation, social security or similar laws, under unemployment insurance, or to secure public or statutory obligations;

                  (g) Deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business;

                  (h) Easements, rights-of-way, restrictions and other similar encumbrances on title to, or restrictions on the use of, real property, which, in the aggregate, do not materially detract from the value of the item of property subject thereto or materially interfere with the ordinary conduct of the business of any Credit Party or any Subsidiary of any Party;

                  (i) Liens on property and assets of a Person existing at the time such Person is merged into or consolidated with any Borrower or any Subsidiary of any Borrower or becomes a Subsidiary of any Borrower or any of its Subsidiaries in accordance with the terms of the Credit Agreement, PROVIDED, THAT such Liens were not created in contemplation of such merger, consolidation or acquisition, as the case may be, and do not extend to or cover any property or assets other than the property and assets of the Person being merged into or consolidated with such Borrower or such Subsidiary or being acquired by such Borrower or such Subsidiary, as the case may be, and PROVIDED FURTHER, THAT any Indebtedness secured by such Liens shall not otherwise be prohibited under the terms of this Credit Agreement;

                  (j) Liens on property and assets of Helsel securing the Indebtedness evidenced by the Helsel Note; and

                  (k) Extensions and renewals of any of the foregoing so long as the aggregate amount of extended or renewed Liens are not increased and are on terms and conditions no more restrictive than the terms and conditions of the Liens extended or renewed.

         8.5      CONTINGENT OBLIGATIONS.
                  -----------------------

         No Credit Party nor any Subsidiary of any Credit Party shall directly or indirectly incur, assume, or suffer to exist any Contingent Obligation, excluding Contingent Obligations for Indebtedness permitted to be incurred under
SECTION 8.3, and Investments permitted under Section 8.8.

         8.6      SALE OF ASSETS.
                  ---------------

         No Borrower shall, or shall permit any of its Subsidiaries to, directly or indirectly, sell, lease, assign, transfer or otherwise dispose of any assets other than (i) Inventory in the ordinary course of business; (ii) obsolete or worn out property disposed of in the ordinary course of business; and (iii) dispositions of assets not otherwise permitted under this SECTION 8.6, PROVIDED, THAT, (a) such dispositions are for fair value and (b) at least seventy-five percent (75%) of the aggregate consideration is paid in cash at the time of disposition and is thereupon delivered to the Agent for application to the outstanding principal balance of the Revolving Loans.

         8.7      RESTRICTED PAYMENTS.
                  --------------------

         No Borrower shall, or shall permit any of its Subsidiaries to, directly or indirectly, (a) declare or pay any dividend (other than dividends payable solely in capital stock of such Person) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of such Person or any warrants, options or rights to purchase any such capital stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of such Person or any of its Subsidiaries; (b) make any optional payment or optional prepayment on or optional redemption (including, without limitation, by making payments to a sinking or analogous fund) or optional repurchase of any Indebtedness (other than Indebtedness pursuant to this Credit Agreement); PROVIDED, THAT, notwithstanding the foregoing:

             (i) any Subsidiary of a Borrower may declare and pay dividends to such Borrower or any other Subsidiary of such Borrower;

             (ii) Borrowers may make distributions to Hawk to permit Hawk to pay Federal, state and local income taxes attributable to the operations of the Borrowers; PROVIDED, THAT such distributions do not exceed actual payments by Hawk in respect of such taxes;

            (iii) so long as before and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, Borrowers may make distributions to Hawk to permit Hawk to pay its franchise taxes and reasonable administrative expenses (including reasonable professional fees and expenses);

           (iv) so long as before and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, Borrowers may make distributions to Hawk to permit Hawk (x) to make regularly scheduled payments of interest on the Senior Notes and Subordinated Notes, respectively, and (y) to make regularly scheduled dividend payments on the Hawk Preferred Stock; PROVIDED, THAT the proceeds of such distributions are so used by Hawk within one Business Day of its receipt thereof; and

             (v) so long as (x) before and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, and
         (y) no proceeds of any Loans are used to fund or otherwise finance all or any part of any such purchase, Borrowers may make open market or private purchases of the Senior Notes.

         8.8      INVESTMENTS.
                  ------------

         No Credit Party shall, or shall permit any of its Subsidiaries to, directly or indirectly, make any Investment in any Person, whether in cash, securities, or other property of any kind including, without limitation, any Subsidiary or Affiliate of any Credit Party, other than:

                  (a) excluding Investments permitted pursuant to CLAUSE (f) of this SECTION 8.8, advances or loans made in the ordinary course of business not to exceed $500,000 outstanding at any time to any one Person and $1,000,000 in the aggregate for all Credit Parties outstanding at any one time;

                  (b) Loans, Investments and advances between a Borrower and any other Borrower and loans to, and other Investments in, a Borrower by Hawk; provided, that each loan to, and other Investment in, any Borrower by Hawk shall be subordinated in right and time of payment to the prior indefeasible payment in full in cash of all Obligations;

                  (c) Cash Equivalents;

                  (d) Investments in account debtors received in connection with the bankruptcy or reorganization, or in settlement of delinquent obligations of customers, in the ordinary course of business and in accordance with applicable collection and credit policies established by such Credit Party or such Subsidiary, as the case may be;

                  (e) Loans, Investments and other advances between a Credit Party and any shareholder of a Credit Party, to the extent existing on the date hereof and expressly set forth in SCHEDULE B, PART 8.8;

                  (f) Investments in connection with Permitted
         Acquisitions; and

                  (g) such other Investments as the Agent may approve in writing in the exercise of its sole discretion.

         8.9      AFFILIATE TRANSACTIONS.
                  -----------------------

         No Borrower shall, or shall permit any of its Subsidiaries to, directly or indirectly, enter into any transaction with (including, without limitation, the purchase, sale or exchange of property or the rendering of any service to) any Subsidiary or Affiliate of any Borrower, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business, as the case may be, and upon fair and reasonable terms no less favorable in any material respect to Borrower or such Subsidiary than could be obtained in a comparable arm's-length transaction with an unaffiliated Person, except for transactions otherwise permitted under SECTIONS 8.7 and 8.8 or set forth on SCHEDULE B, PART 8.9;

         8.10     ADDITIONAL NEGATIVE PLEDGES.
                  ----------------------------

         No Credit Party shall, or shall permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, (a) any prohibition or restriction (including any agreement to provide equal and ratable security to any other Person in the event a Lien is granted to or for the benefit of the Agent and the Lenders) on the creation or existence of any Lien upon the assets of such Borrower or any of its Subsidiaries; or (b) any contractual obligation which may restrict or inhibit the Agent's rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence of an Event of Default.

         8.11     ADDITIONAL SUBSIDIARIES.
                  ------------------------

         No Borrower shall, or shall permit any of its Subsidiaries to, directly or indirectly, form or acquire any new Subsidiaries; PROVIDED, THAT Borrowers may form or acquire new Subsidiaries in connection with a Permitted Acquisition, so long as, (i) one hundred percent (100%) of the issued and outstanding capital stock of each such Subsidiary is held at all times beneficially and of record by a Borrower and (ii) effective upon such formation or acquisition, as the case may be, (x) such Subsidiary is joined as a party to this Credit Agreement, as a Borrower, is joined as a party to the Security Agreement, as a Grantor, and is joined as a party to all other Credit Documents, and (y) Borrower shall have taken all action necessary to cause the Lien granted by such Subsidiary to the Agent under the Security Agreement to be perfected in all applicable jurisdictions.

         8.12 CHANGES TO NOTE DOCUMENTS.
              --------------------------

          No Credit Party shall, or shall permit any of its Subsidiaries to, amend, restate, supplement or otherwise modify in any respect any of the Note Documents, except for any of the foregoing which could not singly or in the aggregate reasonably be expected to have a Material Adverse Effect and in any event which (i) do not result in any increase in the amount of any payment or distribution by any Credit Party or any Subsidiary of any Credit Party to any Person thereunder or in connection therewith, (ii) are not otherwise prohibited by the respective terms of this Credit Agreement or any of the other Credit Documents, and (iii) do not materially increase the respective obligations of any Credit Party or any Subsidiary of any Credit Party, or confer additional rights on any other Person, in each case thereunder or in connection therewith.


                   ARTICLE 9. EVENTS OF DEFAULT AND REMEDIES.
                              -------------------------------

         9.1      EVENTS OF DEFAULT.
                  ------------------

         The occurrence of any of the following events shall constitute an event of default (each an "EVENT OF DEFAULT") hereunder:

                  (a) FAILURE TO PAY. The Borrowers shall fail to pay (i) any principal of any Revolving Loan when the same shall become due and payable, or (ii) any interest, Fees, Expenses or other amounts payable under the Credit Documents within three (3) Business Days after the same shall become due and payable.

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



                  (b) BREACH OF CERTAIN COVENANTS. Any Credit Party shall fail to comply with any covenant contained in ARTICLE 7 or
         ARTICLE 8.

                  (c) BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty made or deemed to be made by any Credit Party or any Borrower in this Credit Agreement or in any other Credit Document (and in any statement or certificate given under this Credit Agreement or any other Credit Document), shall be false or misleading in any material respect when made or deemed to be made.

                  (d) BREACH OF OTHER COVENANTS. Any Credit Party shall fail to comply with any covenant contained in this Credit Agreement or any other Credit Document, other than as set forth in SECTION 9.1(b), and such failure shall continue for five (5) days after its occurrence.

                  (e) DISSOLUTION. Except for the merger or consolidation of a Borrower with any other Borrower, any Credit Party shall dissolve, wind up or otherwise cease its business.

                  (f) INSOLVENCY EVENT. Any Credit Party shall become the subject of an Insolvency Event.

                  (g) CHANGE OF CONTROL.  A Change of Control shall occur.

                  (h) CROSS DEFAULT. A default or event of default shall occur (and continue beyond any applicable grace period) under (i) the Helsel Note or (ii) any other note, agreement or instrument evidencing any other Indebtedness of any Credit Party or any Subsidiary of any Credit Party, which default or event of default permits the acceleration of its maturity, PROVIDED, THAT, in the case of notes, agreements or instruments referred to in CLAUSE (ii) above, the aggregate principal amount of all such Indebtedness for which the default or event of default has occurred exceeds $5,000,000.

                  (i) FAILURE OF ENFORCEABILITY OF CREDIT DOCUMENTS; SECURITY. Any covenant, agreement or obligation of any Credit Party contained in or evidenced by any of the Credit Documents shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms; any Credit Party shall deny or disaffirm its obligations under any of the Credit Documents or any Liens granted in connection therewith;

         or, any Liens granted on any of the Collateral shall be determined to be void, voidable, invalid or unperfected, are subordinated or not given the priority contemplated by this Credit Agreement.

         9.2      ACCELERATION, TERMINATION OF COMMITMENTS AND CASH
                  -------------------------------------------------
                  COLLATERALIZATION.
                  ------------------

         Upon the occurrence and during the continuance of any Event of Default, without prejudice to the rights of the Agent or any Lender to enforce its claims against the Credit Parties:

                  (a) ACCELERATION. Upon the written request of the Majority Lenders and by delivery of written notice to the Hawk Funds Administrator from the Agent, all Obligations shall be immediately due and payable (except with respect to any Event of Default set forth in SECTION 9.1(f), in which case all Obligations shall automatically become immediately due and payable without the necessity of any request of the Majority Lenders or notice or other demand to the Hawk Funds Administrator or any of the Borrowers) without presentment, demand, protest or any other action or obligation of the Agent or any Lender.

                  (b) TERMINATION OF COMMITMENTS. Upon the written request of the Majority Lenders, and by delivery of written notice to the Hawk Funds Administrator from the Agent (except with respect to any Event of Default set forth in SECTION 9.1(f)), in which case all of the Commitments shall automatically and immediately terminate without the necessity of any request of the Majority Lenders or notice or other demand to the Hawk Funds Administrator or any of the Borrowers) the Commitments shall be immediately terminated and, at all times thereafter, all Revolving Loans made by any Lender pursuant to this Credit Agreement shall be at such Lender's sole discretion, unless such Event of Default is waived in accordance with SECTION 11.11, in which case the Commitments shall be automatically reinstated.

                  (c) CASH COLLATERALIZATION. On demand of the Agent or the Majority Lenders, the Borrowers shall immediately deposit with the Agent for each Letter of Credit then outstanding, cash or Cash Equivalents in an amount equal to 110% of the greatest amount drawable thereunder. Such deposit shall be held by the Agent and used to reimburse the Issuing Bank for the amount of each drawing made under such Letters of Credit, as and when each such drawing is made.

         9.3      RESCISSION OF ACCELERATION.
                  ---------------------------

         After acceleration of the maturity of all or any part of the Obligations, if the Borrowers pay all accrued interest and all principal due (other than by reason of the acceleration) and all Events of Default are waived in accordance with SECTION 11.11, the Majority Lenders may elect in their sole discretion, to rescind the acceleration and return to the Borrowers any cash collateral, if any, deposited with the Agent pursuant to SECTION 9.2(c). (This
Section is intended only to bind all of the Lenders to a decision of the Majority Lenders and not to confer any right on the Borrowers, even if the described conditions for the Majority Lenders' election may be met.)

         9.4      REMEDIES.
                  ---------

         Upon the occurrence and during the continuance of an Event of Default, upon the written request and at the direction of the Majority Lenders, the Agent may exercise any rights and remedies available to it under applicable law (including under the Code) and under the Collateral Documents. The foregoing rights and remedies are not intended to be exhaustive and the full or partial exercise of any right or remedy shall not preclude the full or partial exercise of any other right or remedy available under this Credit Agreement, any other Credit Document, at equity or at law.

         9.5      RIGHT OF SETOFF.
                  ----------------

         In addition to and not in limitation of all rights of offset that any Lender may have under applicable law, upon the occurrence and during the continuance of any Event of Default, and whether or not any Lender has made any demand or the Obligations of any Credit Party have matured, each Lender shall have the right to appropriate and apply to the payment of the Obligations of such Credit Party all deposits and other obligations then or thereafter owing by such Lender to such Credit Party. Each Lender exercising such rights shall notify the Agent thereof and any amount received as a result of the exercise of such rights shall be shared by the Lenders in accordance with SECTION 2.5.

         9.6      LICENSE OF USE OF SOFTWARE AND OTHER INTELLECTUAL
                  -------------------------------------------------
                  PROPERTY.
                  ---------

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



         Unless expressly prohibited by the licensor thereof, if any, the Agent is hereby granted a license to use all computer software programs, data bases, processes and materials used by the Borrowers in connection with their respective businesses or in connection with any Collateral. The Agent agrees not to use any such license prior to the occurrence of an Event of Default.

         9.7      APPLICATION OF PROCEEDS; SURPLUS; DEFICIENCIES.
                  -----------------------------------------------

         The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights against any Collateral (after deducting all of the Agent's Expenses related thereto) shall be applied by the Agent to the payment of the Obligations, whether due or to become due, in the order set forth in SECTION
4.11. The Borrowers shall remain liable to the Agent and the Lenders for any deficiencies, and the Agent and the Lenders in turn agree to remit to the Borrowers or its successors or assigns, any surplus resulting therefrom.


                             ARTICLE 10. THE AGENT.
                                         ----------

         10.1     APPOINTMENT OF AGENT.
                  ---------------------

                  (a) Each Lender hereby designates BTCC as Agent to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Revolving Note, by the acceptance of such Note, shall be deemed irrevocably to authorize the Agent to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and any other instruments and agreements referred to herein and therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent shall hold all Collateral and all payments of principal, interest, Fees (other than Fees that are exclusively for the account of the Agent), charges and Expenses received pursuant to this Credit Agreement or any other Credit Document for the ratable benefit of the Lenders. The Agent may perform any of its duties hereunder by or through its agents or employees.

                  (b) Other than rights of the Credit Parties under SECTION 10.9, the provisions of this ARTICLE 10 are for the benefit of the Agent and the Lenders only and none of the

         Credit Parties or any other Persons shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Agent shall act only for the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party.

         10.2     NATURE OF DUTIES OF AGENT.
                  --------------------------

         The Agent has no duties or responsibilities except those expressly set forth in the Credit Documents. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Credit Agreement or any of the other Credit Documents a fiduciary relationship in respect of any Lender or any participant of any Lender; and nothing in this Credit Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Credit Agreement or any other Credit Document, except as expressly set forth herein or therein.

         10.3     LACK OF RELIANCE ON AGENT.
                  --------------------------

                  (a) Independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial or other condition and affairs of each Credit Party in connection with the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of each Credit Party, and, except as expressly provided in this Credit Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Revolving Loans or at any time or times thereafter.

                  (b) The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution,

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



         effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Credit Agreement or any of the other Credit Documents or the financial or other condition of any Credit Party. The Agent shall not be required to make any inquiry concerning either the performance or observance of any other terms, provisions or conditions of this Credit Agreement or any of the other Credit Documents, or the financial condition of any Credit Party, or the existence or possible existence of any Default or Event of Default, unless specifically requested to do so in writing by any Lender.

         10.4     CERTAIN RIGHTS OF THE AGENT.
                  ----------------------------

         The Agent shall have the right to request instructions from the Lenders by notice to each of such Lenders. If the Agent shall request instructions from the Lenders with respect to any act or action (including the failure to act) in connection with this Credit Agreement, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from such Lenders, and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the requisite Lenders required to give such instructions hereunder. The Agent may give any notice required under ARTICLE 9 hereof without the consent of any of the Lenders unless otherwise directed by the Majority Lenders in writing and will, at the direction of the Majority Lenders, give any such notice required under ARTICLE 9.

         10.5     RELIANCE BY AGENT.
                  ------------------

         The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other documentary, facsimile or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person. The Agent may consult with legal counsel (including counsel for the Credit Parties with respect to matters concerning the Credit Parties), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by

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



it in good faith in accordance with the advice of such counsel, accountants or experts.

         10.6     INDEMNIFICATION OF AGENT.
                  -------------------------

         To the extent the Agent is not reimbursed and indemnified by the Borrowers, each Lender will reimburse and indemnify the Agent, in proportion to its respective Commitment, for and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating to or arising out of this Credit Agreement; PROVIDED, THAT no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

         10.7     THE AGENT IN ITS INDIVIDUAL CAPACITY.
                  -------------------------------------

         With respect to its obligation to lend under this Credit Agreement, the Revolving Loans made by it and the Revolving Notes issued to it and its participation in Letters of Credit issued hereunder, the Agent shall have the same rights and powers hereunder as any other Lender or holder of a Revolving Note or participation interests and may exercise the same as though it was not performing the duties specified herein; and the terms "Lenders," "Lenders," "Majority Lenders," "holders of Revolving Notes," or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party for services in connection with this Credit Agreement and otherwise without having to account for the same to the Lenders.

         10.8     HOLDERS OF NOTES.
                  -----------------

         The Agent may deem and treat the payee of any Revolving Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Revolving Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Revolving Note or of any Revolving Note or Revolving Notes issued in exchange therefor.

         10.9     SUCCESSOR AGENT.
                  ----------------

                  (a) The Agent may, upon five (5) Business Days' notice to the Lenders and the Hawk Funds Administrator, resign at any time (effective upon the appointment of a successor Agent pursuant to the provisions of this SECTION 10.9) by giving written notice thereof to the Lenders and the Hawk Funds Administrator. Upon any such resignation, the Majority Lenders shall have the right, upon five (5) days' notice and approval by the Credit Parties (which approval shall not be unreasonably withheld or delayed) to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank or a trust company or other financial institution which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any Affiliate of such bank or trust company or other financial institution which is engaged in the banking business, having a combined capital and surplus of at least $500,000,000.

                  (b) Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Credit Agreement and the other Credit Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this ARTICLE 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under or in connection with this Credit Agreement.


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



        10.10     COLLATERAL MATTERS.
                  -------------------

                  (a) Each Lender authorizes and directs the Agent to enter into the Collateral Documents for the benefit of the Lenders. Each Lender hereby agrees, and each holder of any Revolving Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein or in the other Credit Documents, any action taken by the Majority Lenders in accordance with the provisions of this Credit Agreement and the other Credit Documents, and the exercise by the Majority Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time so long as an Event of Default shall not then exist, to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain the perfection of the Liens upon the Collateral granted pursuant to the Collateral Documents.

                  (b) The Lenders hereby authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Credit Agreement or the other Credit Documents or the transactions contemplated hereby or thereby or (ii) if approved, authorized or ratified in writing by the Majority Lenders, unless such release is required to be approved by all of the Lenders pursuant to
         SECTION 11.11. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this SECTION 10.10.

                  (c) The Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Borrower or is cared for, protected or insured or that the Liens granted to the Agent in or pursuant to any of the Collateral Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the

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



         rights, authorities and powers granted or available to the Agent in this SECTION 10.10 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct. The Agent agrees to conduct or cause to be conducted at least one audit of the Collateral during each year that this Credit Agreement shall remain in effect.

        10.11 ACTIONS WITH RESPECT TO DEFAULTS.
              ---------------------------------
          In addition to the Agent's right to take actions on its own accord as permitted under this Credit Agreement, the Agent shall take such action with respect to a Default or Event of Default as shall be directed by the Majority Lenders; PROVIDED, THAT until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders.

        10.12 DELIVERY OF INFORMATION.
              ------------------------
          The Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Agent from any of the Credit Parties or any Subsidiary of any of the Credit Parties, the Majority Lenders, any Lender or any other Person under or in connection with this Credit Agreement or any other Credit Document except (i) as specifically provided in this Credit Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Agent at the time of receipt of such request and then only in accordance with such specific request.


                           ARTICLE 11. MISCELLANEOUS.
                                       --------------

         11.1 GOVERNING LAW.
              --------------

         THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS CREDIT AGREEMENT AND EACH OF THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED

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



IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS.

         11.2     SUBMISSION TO JURISDICTION.
                  ---------------------------

         ALL DISPUTES AMONG THE LENDERS AND THE CREDIT PARTIES (OR THE AGENT OR HAWK FUNDS ADMINISTRATOR, RESPECTIVELY, ACTING ON THEIR BEHALF), WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS, AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN; PROVIDED, HOWEVER, THAT THE AGENT ON BEHALF OF THE LENDERS, SHALL HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE HAWK FUNDS ADMINISTRATOR OR ANY CREDIT PARTY OR THEIR RESPECTIVE PROPERTIES IN ANY LOCATION REASONABLY SELECTED BY THE AGENT IN GOOD FAITH TO ENABLE THE AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE AGENT. THE HAWK FUNDS ADMINISTRATOR AND EACH OF THE OTHER CREDIT PARTIES AGREE THAT NONE OF SUCH PERSONS WILL ASSERT ANY PERMISSIVE COUNTERCLAIMS, SETOFFS OR CROSS-CLAIMS IN ANY PROCEEDING BROUGHT BY THE AGENT OR ANY LENDER. THE HAWK FUNDS ADMINISTRATOR AND EACH OF THE OTHER CREDIT PARTIES WAIVE ANY OBJECTION THAT ANY OF SUCH PERSONS MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE AGENT OR ANY LENDER HAS COMMENCED A PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS.

         11.3     SERVICE OF PROCESS.
                  -------------------

         EACH OF THE HAWK FUNDS ADMINISTRATOR AND THE OTHER CREDIT PARTIES HEREBY WAIVES PERSONAL SERVICE UPON IT AND, AS ADDITIONAL SECURITY FOR THE OBLIGATIONS, HEREBY IRREVOCABLY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, WITH AN OFFICE ON THE DATE HEREOF AT 208 SOUTH LASALLE STREET, CHICAGO, ILLINOIS 60604, AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY SUCH PERSON WHICH IRREVOCABLY AGREE IN WRITING TO SO SERVE AS ITS AGENT, TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS ISSUED BY ANY COURT IN ANY LEGAL ACTION OR OTHER PROCEEDING WITH RESPECT TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY SUCH PERSON TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE HAWK FUNDS ADMINISTRATOR AT ITS ADDRESS PROVIDED HEREIN EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY THE HAWK FUNDS ADMINISTRATOR OR ANY OTHER CREDIT PARTIES REFUSES TO ACCEPT

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



SERVICE, EACH SUCH PERSON HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE AND EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR SHALL LIMIT THE RIGHT OF AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE HAWK FUNDS ADMINISTRATOR OR ANY OTHER CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

         11.4     JURY TRIAL.
                  -----------

          THE HAWK FUNDS ADMINISTRATOR, EACH OF THE OTHER CREDIT PARTIES, THE AGENT AND THE LENDERS HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY. INSTEAD, ANY DISPUTES WILL BE RESOLVED IN A BENCH TRIAL.

         11.5     LIMITATION OF LIABILITY.
                  ------------------------

         NEITHER THE AGENT NOR ANY LENDER SHALL HAVE ANY LIABILITY TO THE HAWK FUNDS ADMINISTRATOR OR ANY OTHER CREDIT PARTY (WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE) FOR LOSSES SUFFERED BY ANY SUCH PERSON IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS OR RELATIONSHIPS CONTEMPLATED BY THIS CREDIT AGREEMENT, OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OR COURT ORDER BINDING ON THE AGENT OR ANY SUCH LENDER, THAT THE LOSSES WERE THE RESULT OF ACTS OR OMISSIONS CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         11.6     DELAYS.
                  -------

         No delay or omission of the Agent or the Lenders in exercising any right or remedy hereunder shall impair any such right or operate as a waiver thereof.

         11.7     NOTICES.
                  --------

         Except as otherwise provided herein, all notices and correspondences hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid, if to the Agent or any of the Lenders, then to BT Commercial Corporation, 233 South Wacker Drive, Chicago, Illinois 60606, Attention: Credit Department, if to the Hawk Funds Administrator or any other Credit Party, then to Hawk Corporation at 200 Public Square, Suite 30-5000, Cleveland,

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



Ohio 44114-2301, Attention: President, or by facsimile transmission, promptly confirmed in writing sent by first class mail, if to the Agent, or any of the Lenders, at (312) 993-8096 and if to the Hawk Funds Administrator or any other Credit Party at (216) 861-4546. All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, three Business Days after being postmarked, (ii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused and (iii) if sent by telex or facsimile transmission, when receipt of such transmission is acknowledged.

         11.8     ASSIGNMENTS AND PARTICIPATIONS.
                  -------------------------------

                  (a) BORROWER ASSIGNMENT. Neither the Hawk Funds Administrator nor any of the other Credit Parties shall have any right to assign this Credit Agreement or any of the other Credit Documents, or any rights or obligations hereunder or thereunder, without the prior written consent of the Agent and the Lenders.

                  (b) LENDER ASSIGNMENTS. Each Lender may assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Credit Agreement, the Revolving Notes and the other Credit Documents, with the consent of the Agent and, solely in the case of such assignments to a bank or other financial institution not disclosed by the Agent to the Hawk Funds Administrator prior to the Closing Date as a potential assignee, the consent of the Hawk Funds Administrator (which consent, in the case of the Hawk Funds Administrator, shall not be unreasonably withheld or delayed); and upon execution and delivery to the Agent, for its acceptance and recording in the Register, of an agreement in substantially the form of EXHIBIT G (an "ASSIGNMENT AND ASSUMPTION AGREEMENT"), together with surrender of any Revolving Note or Revolving Notes subject to such assignment and a processing and recordation fee of $2,500, such assignment shall be effective and ANNEX I hereto shall be deemed to be modified accordingly. No such assignment shall be for less than $5,000,000 of the Commitments unless it is to another Lender or is an assignment of all of such Lender's rights and obligations under this Credit Agreement. (This Section does not apply to branches and Affiliates of a Lender, it being understood that a Lender may make, carry or transfer Revolving Loans at or for the

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



         account of any of its branch offices or Affiliates without consent of the Agent.)

                  (c) AGENT'S REGISTER. The Agent shall maintain a register of the names and addresses of the Lenders, their Commitments, and the principal amount of their Revolving Loans (the "REGISTER") at the address specified for the Agent in SECTION 11.7. The Agent shall also maintain a copy of each Assignment and Assumption Agreement delivered to and accepted by it, and modify the Register to give effect to each Assignment and Assumption Agreement. Upon its receipt of each Assignment and Assumption Agreement and surrender of the affected Revolving Note or Revolving Notes, the Agent will give prompt notice thereof to the Hawk Funds Administrator and deliver to the Hawk Funds Administrator a copy of the Assignment and Assumption Agreement and the surrendered Revolving Note or Revolving Notes. Within five Business Days after its receipt of such notice, the Borrowers shall execute and deliver to the Agent a substitute Revolving Note or Revolving Notes to the order of the assignee in the amount of the Commitment or Commitments assumed by it and to the assignor in the amount of the Commitment or Commitments retained by it, if any. Such substitute Revolving Note or Revolving Notes shall re-evidence the Indebtedness outstanding under the surrendered Revolving Note or Revolving Notes and shall be dated as of the Closing Date. The Agent shall be entitled to rely upon the Register exclusively for purposes of identifying the Lenders hereunder. The Register shall be available for inspection by the Credit Parties and the Lenders (or any of them) at any reasonable time and from time to time upon reasonable notice to the Agent.

                  (d) PARTICIPATIONS. Each Lender may sell participations (without the consent of the Agent, any Credit Party or any other Lender) to one or more parties in or to all or a portion of its rights and obligations under this Credit Agreement, the Revolving Notes and the other Credit Documents. Notwithstanding a Lender's sale of a participation interest, its obligations hereunder shall remain unchanged. The Credit Parties, the Agent, and the other Lenders shall continue to deal solely and directly with such Lender. No participant shall have rights to approve any amendment or waiver of this Credit Agreement or any of the other Credit Documents except to the extent such amendment or waiver would (i) increase the participant's obligation in respect of the Commitment of the

         Lender from whom the participant purchased its participation interest;
         (ii) reduce the principal of, or stated rate or amount of interest on, the Revolving Loans subject to such participation, (iii) postpone any maturity date fixed for final payment of principal of the Revolving Loans subject to the participation interest, and (iv) release any guarantor of the Obligations or all or a substantial portion of the Collateral, other than when otherwise permitted hereunder.

         11.9     CONFIDENTIALITY.
                  ----------------

         Each Lender agrees that it will not disclose to any Person, without the prior consent of the Hawk Funds Administrator, any information with respect to any of the Credit Parties or any Subsidiary of any of the Credit Parties which is furnished pursuant to this Credit Agreement and which is designated by the respective Credit Parties to the Lenders in writing as confidential, PROVIDED, THAT, each Lender may disclose any such information (a) to its employees, auditors, or counsel, or to another Lender if the disclosing Lender or such disclosing Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, (b) as has become generally available to the public, (c) as may be required in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over such Lender, (d) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (e) in order to comply with any Requirement of Law, and (f) to any actual or prospective transferee or participant, PROVIDED, FURTHER, that in each such case, prior to such disclosure such prospective or actual transferee or participant has agreed to preserve the confidentiality of such information on terms substantially similar to those set forth in the SECTION 11.9 or on terms otherwise satisfactory to the Hawk Funds Administrator. The Agent and each of the Lenders acknowledge that the Credit Parties have designated the respective information to be provided pursuant to SECTIONS 7.1(c) and 7.1(e) as confidential.

        11.10     INDEMNIFICATION.
                  ----------------

        The Borrowers hereby jointly and severally indemnify and agree to defend and hold harmless the Agent and each of the Lenders and their respective directors, officers, agents, employees and counsel from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) arising out of or by reason of
(a) any litigations, investigations, claims or proceedings which arise out of or are in any way related to (i) this Credit Agreement or the transactions contemplated hereby, (ii) the issuance of the Letters of Credit, (iii) the failure of the Issuing Bank to honor a drawing under any Letter of Credit, as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, (iv) any actual or proposed use by any Borrower of the proceeds of the Revolving Loans or (v) the Agent's or the Lenders' entering into this Credit Agreement, the other Credit Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing and (b) any remedial or other action taken by any of the Borrowers or any of the Lenders in connection with compliance by any of the Borrowers or any Subsidiary of any of the Borrowers, or any of their respective properties, with any federal, state or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines.

        11.11     AMENDMENTS AND WAIVERS.
                  -----------------------

        No amendment or waiver of any provision of this Credit Agreement, any part of SCHEDULE B, or any other Credit Document shall be effective unless in writing and signed by the Majority Lenders (or by the Agent on their behalf), except that:

                  (a) the consent of all the Lenders is required to (i) increase the Commitments, (ii) reduce the principal of, or interest on, any Revolving Note, any Letter of Credit reimbursement obligations or any Fees hereunder (other than Fees that are exclusively for the account of the Agent), (iii) postpone any date fixed for any payment in respect of principal of, or interest on, any Revolving Note, any Letter of Credit reimbursement obligations or any Fees hereunder, (iv) change the percentage of the Commitments, or any minimum requirement necessary for the Lenders or the Majority Lenders to take any action hereunder, (v) amend or waive this SECTION 11.11(a), or change the definition of Majority Lenders or (vi) except as otherwise expressly provided in this Credit Agreement, and other than in connection with the financing, refinancing, sale or other disposition of any asset of a Borrower permitted under this Credit Agreement, release any Liens in favor of the Agent on any of the Collateral; and

                  (b) the consent of the Agent shall be required for any amendment, waiver or consent affecting the rights or duties of the Agent under any Credit Document, in addition to the consent of the Lenders otherwise required by this Section.

        Neither the consent of the Hawk Funds Administrator nor any other Credit Party shall be required for any amendment, modification or waiver of the provisions of ARTICLE 10 (other than SECTION 10.9). The Hawk Funds Administrator, the other Credit Parties and the Lenders each hereby authorize the Agent to modify this Credit Agreement by unilaterally amending or supplementing ANNEX I to reflect assignments of the Commitments. Notwithstanding the foregoing, the Credit Parties may amend SCHEDULE B, PARTS 6.1, 6.10 and 6.14, without the consent of the Majority Lenders.

        11.12     COUNTERPARTS AND EFFECTIVENESS.
                  -------------------------------

        This Credit Agreement and any waiver or amendment hereto may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Credit Agreement shall become effective on the date on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent.

        11.13     SEVERABILITY.
                  -------------

        In case any provision in or obligation under this Credit Agreement, the Revolving Notes or any of the other Credit Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

        11.14 MAXIMUM RATE.
              -------------

          Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement or in any other Credit Document, the Borrowers, the Agent, and the Lenders hereby agree that all agreements among them under this Credit Agreement and the other Credit Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no

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



contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Agent or any Lender for the use, forbearance, or detention of the money loaned to the Borrowers and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Credit Agreement or any of the other Credit Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance any Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied pursuant to the terms hereof to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Borrowers. All sums paid or agreed to be paid to the Agent or any Lender for the use, forbearance, or detention of the Obligations and other Indebtedness of the Borrowers to the Agent or any Lender, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread throughout the full term of such Indebtedness, until payment in full thereof, so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such Indebtedness. The terms and provisions of this SECTION 11.14 shall control over every other provision of this Credit Agreement, the other Credit Documents, and all agreements among the Borrower, the Agent and the Lenders.

        11.15     ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS.
                  -----------------------------------------

        This Credit Agreement and the other Credit Documents constitute the entire agreement among the Credit Parties, the Agent and the Lenders, supersede any prior agreements among them, and shall bind and benefit each of such Persons and their respective successors and permitted assigns.

        11.16     JOINT AND SEVERAL LIABILITY OF BORROWERS.
                  -----------------------------------------

        Each of the Borrowers shall be jointly and severally liable hereunder and under each of the other Credit Documents with respect to all Obligations, regardless of which of the Borrowers actually receives the proceeds of the Revolving Loans or the benefit of any other extensions of credit hereunder, or the manner in which the Hawk Funds Administrator, the Borrowers, the Agent or the Lenders account therefor in their respective books and records. Notwithstanding the foregoing, (a) each Borrower's obligations and liabilities with respect to proceeds of Revolving Loans which it receives or Letters of Credit issued for its account, and related fees, costs and expenses, and (b) each Borrower's obligations and liabilities arising as a result of the joint and several liability of the Borrowers hereunder with respect to proceeds of Revolving Loans received by, or Letters of Credit issued for the account of, any of the other Borrowers, together with the related fees, costs and expenses, shall be separate and distinct obligations, both of which are primary obligations of such Borrower. Neither the joint and several liability of, nor the Liens granted to the Agent under the Collateral Documents by, any of the Borrowers shall be impaired or released by any action or inaction on the part of the Agent or any Lender, or any other event or condition with respect to any other Borrower, including any such action or inaction or other event or condition, which might otherwise constitute a defense available to, or a discharge of, such Borrower, or a guarantor or surety of or for any or all of the Obligations.

        IN WITNESS WHEREOF, the respective parties hereto have caused this Credit Agreement to be executed and delivered by their duly authorized officers as of the date first set forth above.

                                   HAWK CORPORATION, a Delaware
                                   corporation, individually and in its
                                   capacity as Hawk Funds Administrator


                                   By: _______________________________
                                   Name: _____________________________
                                   Title: ____________________________

Credit Agreement

                                 BORROWERS:

                                 FRICTION PRODUCTS CO.



                                 By: /s/ Thomas A. Gilbride
                                     -------------------------------
                                 Name: Thomas A. Gilbride
                                       -----------------------------
                                 Title: Vice President-Finance
                                        ----------------------------


                                 HAWK BRAKE, INC.



                                 By: /s/ Thomas A. Gilbride
                                     -------------------------------
                                 Name: Thomas A. Gilbride
                                       -----------------------------
                                 Title: Vice President-Finance
                                        ----------------------------


                                 HELSEL, INC.



                                 By: /s/ Thomas A. Gilbride
                                     -------------------------------
                                 Name: Thomas A. Gilbride
                                       -----------------------------
                                 Title: Vice President-Finance
                                        ----------------------------


                                 HUTCHINSON PRODUCTS CORPORATION



                                 By: /s/ Thomas A. Gilbride
                                     -------------------------------
                                 Name: Thomas A. Gilbride
                                       -----------------------------
                                 Title: Vice President-Finance
                                        ----------------------------


                                 LOGAN METAL STAMPINGS, INC.



                                 By: /s/ Thomas A. Gilbride
                                     -------------------------------
                                 Name: Thomas A. Gilbride
                                       -----------------------------
                                 Title: Vice President-Finance
                                        ----------------------------


Credit Agreement

                               S.K. WELLMAN HOLDINGS, INC.



                               By: /s/ Thomas A. Gilbride
                                   -------------------------------
                               Name: Thomas A. Gilbride
                                     -----------------------------
                               Title: Vice President-Finance
                                      ----------------------------


                               S.K. WELLMAN CORP.



                               By: /s/ Thomas A. Gilbride
                                   -------------------------------
                               Name: Thomas A. Gilbride
                                     -----------------------------
                               Title: Vice President-Finance
                                      ----------------------------


                               WELLMAN FRICTION PRODUCTS U.K. CORP.


                               By: /s/ Thomas A. Gilbride
                                   -------------------------------
                               Name: Thomas A. Gilbride
                                     -----------------------------
                               Title: Vice President-Finance
                                      ----------------------------


Credit Agreement

                                       BT COMMERCIAL CORPORATION,
                                       individually and in its
                                       capacity as Agent


                                       By:       /S/ Wayne D. Hillock
                                          -----------------------------------
                                                Wayne D. Hillock
                                                Senior Vice President


Credit Agreement

                                     ANNEX I
                                       TO
                                CREDIT AGREEMENT
                          DATED AS OF NOVEMBER 27, 1996


                           LIST OF LENDERS; COMMITMENT
                       AMOUNTS; APPLICABLE LENDING OFFICES


1.      BT COMMERCIAL CORPORATION
        233 South Wacker Drive
        Chicago, Illinois 60606

        COMMITMENT AMOUNT:                      $25,000,000

        DOMESTIC LENDING OFFICE:                233 South Wacker Drive
                                                Chicago, Illinois 60606

        LIBOR LENDING OFFICE:                   233 South Wacker Drive
                                                Chicago, Illinois 60606


Credit Agreement